SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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GSI Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

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GSI GROUP INC.

125 Middlesex Turnpike

Bedford, Massachusetts 01730

(781) 266-5700

October [27], 2010

Dear Shareholder:

It is my pleasure to invite you to the annual and special meeting of shareholders of GSI Group Inc. to be held at 1:00 p.m. (EST) on Tuesday, November 23, 2010 at the offices of Latham & Watkins LLP, 885 Third Avenue, 12th Floor, New York, New York 10022.

The purposes of the meeting are to (i) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, (ii) approve the GSI Group Inc. 2010 Incentive Award Plan, and (iii) approve an amendment to our Articles to effect a reverse stock split of our common shares by a ratio of 1-for-2, 1-for-3, 1-for-4 or 1-for-5, with the exact ratio to be determined by our board of directors in its discretion, and to authorize our board of directors to implement the reverse stock split at any time prior to February 23, 2011.

Information regarding the above matters is contained in the formal notice of meeting and management proxy circular on the following pages. The GSI Group Inc. Annual Report for the fiscal year ended December 31, 2009 accompanies this management proxy circular. We urge you to read the proxy materials in their entirety and to consider them carefully.

It is important that your shares be represented at the annual and special meeting, regardless of the size of your holdings. Accordingly, whether or not you expect to attend the meeting, we urge you to vote promptly by returning the enclosed proxy form. You may revoke your proxy at any time before it has been voted.

On behalf of the board of directors, I thank you for your participation.

Very truly yours,

Stephen W. Bershad
Chairman of the Board of Directors

GSI GROUP INC.

125 Middlesex Turnpike

Bedford, Massachusetts 01730

(781) 266-5700

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, NOVEMBER 23, 2010

NOTICE IS HEREBY GIVEN that the annual and special meeting of shareholders of GSI Group Inc., a New Brunswick corporation, which we refer to in this notice and in the attached management proxy circular as the Company, will be held at 1:00 p.m. (EST) on Tuesday, November 23, 2010 at the offices of Latham & Watkins LLP, 885 Third Avenue, 12th Floor, New York, New York 10022, for the following purposes:

1.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 (see page 5 of the accompanying management proxy circular);

2.	To approve the GSI Group Inc. 2010 Incentive Award Plan (see page 7 of the accompanying management proxy circular);

3.	To approve an amendment to the Company’s Articles to effect a reverse stock split of our common shares by a ratio of 1-for-2, 1-for-3, 1-for-4 or 1-for-5, with the exact ratio to be determined by our board of directors in its discretion, and to authorize our board of directors to implement the reverse stock split at any time prior to February 23, 2011 by filing an amendment to our Articles (see page 15 of the accompanying management proxy circular); and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record as of the close of business on Monday, October 18, 2010 will be entitled to attend and vote at the meeting and at any adjournment or postponement thereof, provided that a subsequent transferee of shares may vote at the meeting if the transferee establishes ownership of the shares and requests not later than ten (10) days before the meeting to be added to the list of shareholders entitled to vote at the meeting.

All shareholders are requested to complete, sign, date and return the form of proxy in the enclosed envelope to Computershare Investor Services Inc., the Company’s transfer agent, at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, before 1:00 p.m. (EST) on Friday, November 19, 2010, or, if the meeting is adjourned or postponed, prior to 1:00 p.m. (ET) on the last business day prior to the date fixed for the adjourned or postponed meeting. If you are a shareholder of record, you may also vote by telephone or on the Internet by following the instructions on the enclosed proxy form, no later than 1:00 p.m. (EST) on Friday, November 19, 2010, or, if the meeting is adjourned or postponed, prior to 1:00 p.m. (ET) on the last business day prior to the date fixed for the adjourned or postponed meeting. Shareholders who vote by telephone or the Internet should not return a proxy form.

A copy of the management proxy circular and a proxy form accompany this notice. This notice, the management proxy circular, the proxy form and the Company’s 2009 annual report will be forwarded on or about Thursday, October 28, 2010 to the holders of the Company’s common shares as of the close of business on Monday, October 18, 2010.

All monetary amounts listed in the proxy circular are in U.S. dollars, unless otherwise indicated.

i

DATED at Bedford, Massachusetts this [27th] day of October 2010.

By Order of the Board of Directors

Michael E. Katzenstein
Principal Executive Officer

ii

GSI GROUP INC.

125 Middlesex Turnpike

Bedford, Massachusetts 01730

(781) 266-5700

MANAGEMENT PROXY CIRCULAR

INFORMATION CONCERNING VOTING AND SOLICITATION

GSI Group Inc., a New Brunswick corporation, which we refer to in this management proxy circular as the Company, will hold its annual and special meeting at 1:00 p.m. (EST) on Tuesday, November 23, 2010 at the offices of Latham & Watkins LLP, 885 Third Avenue, 12th Floor, New York, New York 10022. This management proxy circular and the enclosed proxy form are furnished in connection with the solicitation of proxies by the board of directors of the Company for use at the meeting. The solicitation will be made by mail, but proxies may also be solicited personally by directors, officers or other employees of the Company. The cost of solicitation has been or will be borne by the Company. The Company may also pay brokers or nominees holding common shares of the Company in their names or in the names of their principals for their reasonable expenses in sending solicitation material to their principals.

The notice of the meeting, this management proxy circular, the proxy form and a copy of the Company’s 2009 annual report will be forwarded on or about Thursday, October 28, 2010 to the holders of the Company’s common shares as of the close of business on Monday, October 18, 2010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 23, 2010

The Company’s Proxy Circular and Annual Report are available at

[         —         ]

The following proxy materials are available for review at:

[         —         ]

—	the management proxy circular;
—	the proxy form;
—	the Company’s annual report for the fiscal year ended December 31, 2009; and
—	any amendments to the foregoing materials that are required to be furnished to shareholders.

Shareholders may receive directions to attend the meeting in person by calling the Company’s investor relations staff at 781-266-5137 or by emailing InvestorRelations@gsig.com.

Matters to Be Voted On

At the meeting, you will be entitled to vote on the following proposals:

1.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 (see page 5 of the management proxy circular);

2.	The approval of the GSI Group Inc. 2010 Incentive Award Plan (see page 7 of the management proxy circular);

3.	The approval of the amendment to the Company’s Articles to effect a reverse stock split of our common shares by a ratio of 1-for-2, 1-for-3, 1-for-4 or 1-for-5, with the exact ratio to be determined by our board of directors in its discretion, and to authorize our board of directors to implement the reverse stock split at any time prior to February 23, 2011 by filing an amendment to our Articles (see page 15 of the management proxy circular); and

4.	The transaction of any other business that may properly come before the meeting, or any adjournment or postponement thereof.

No Election of Directors

On July 23, 2010 (the “Effective Date”), the Company and two of its United States subsidiaries, GSI Group Corporation and MES International, Inc. (collectively, the “Debtors”) emerged from bankruptcy pursuant to a modified chapter 11 plan, as supplemented (the “Final Chapter 11 Plan”), and the Final Chapter 11 Plan became effective pursuant to its terms. Pursuant to the Final Chapter 11 Plan, on the Effective Date, Richard B. Black, Garrett A. Garrettson, Ph.D., Phillip A. Griffiths, Ph.D., Marina Hatsopoulos and Benjamin J. Virgilio resigned as members of the board of directors of the Company. Byron O. Pond, a member of our board of directors prior to the Effective Date, continued his service on the board of directors upon our emergence from bankruptcy.

On the Effective Date and pursuant to the Final Chapter 11 Plan, seven members were selected to serve on our board of directors, Stephen W. Bershad, Eugene I. Davis, Dennis J. Fortino, K. Peter Heiland, Michael Katzenstein, Ira J. Lamel and Byron O. Pond. Pursuant to the Final Chapter 11 Plan, unless removed for cause, these directors will serve for the first 12-month period following the Effective Date and, therefore, are not subject to the vote of our shareholders at this annual and special meeting.

Board Recommendations

The board of directors recommends that you vote your shares as follows:

—	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010;

—	“FOR” the approval of the GSI Group Inc. 2010 Incentive Award Plan; and

—

“FOR” the approval of the amendment to the Company’s Articles to effect a reverse stock split of our common shares by a ratio of 1-for-2, 1-for-3, 1-for-4 or 1-for-5 with the exact ratio to be determined by our board of directors in its discretion, and to authorize our board of directors to implement the reverse stock split at any time prior to February 23, 2011 by filing an amendment to our Articles.

Appointment and Revocation of Proxies

The persons named in the enclosed proxy form are officers of the Company. A shareholder may appoint a person to represent him or her at the meeting, other than the persons already named in the enclosed proxy form, by inserting the name of such other person in the blank space provided in the proxy form or by completing another proper form of proxy. Such person need not be a shareholder. The completed proxy form must be deposited with the Company at its principal executive offices at 125 Middlesex Turnpike, Bedford, Massachusetts 01730, USA, or with Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario, Canada, M5J 2Y1, in either case no later than 1:00 p.m. (EST) on Friday, November 19, 2010, or, if the meeting is adjourned or postponed, prior to 1:00 p.m. (ET) on the last business day prior to the date fixed for the adjourned or postponed meeting.

If you are a shareholder of record, you may also vote by telephone or on the Internet by following the instructions on the enclosed proxy form, no later than 1:00 p.m. (EST) on Friday, November 19, 2010, or, if the meeting is adjourned or postponed, prior to 1:00 p.m. (ET) on the last business day prior to the date fixed for the adjourned or postponed meeting. Shareholders who vote by telephone or the Internet should not return a proxy form.

The shareholder executing the proxy form may revoke it as to any matter on which a vote has not already been cast pursuant to the authority conferred by such proxy: (a) by delivering another properly executed proxy form bearing a later date and depositing it in the manner described above; (b) by delivering an instrument in writing revoking the proxy, executed by the shareholder or by the shareholder’s attorney authorized in writing: (i) at the registered office of the Company, at any time up to and including the last business day preceding the date of the meeting, or at any reconvened meeting following its adjournment or postponement, or (ii) with the chairman of the meeting on the day of the meeting, or at any reconvened meeting following its adjournment or postponement; or (c) in any other manner permitted by law.

Voting of Proxies

The officers named in the proxy form enclosed with this management proxy circular will vote or withhold from voting the common shares of the Company in respect of which they are appointed proxy in accordance with the directions of the shareholder appointing them and, if a shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. In the absence of such direction, the shares will be voted:

—	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010;

—	“FOR” the approval of the GSI Group Inc. 2010 Incentive Award Plan; and

—

“FOR” the approval of the amendment to the Company’s Articles to effect a reverse stock split of our common shares by a ratio of 1-for-2, 1-for-3, 1-for-4 or 1-for-5, with the exact ratio to be determined by our board of directors in its discretion, and to authorize our board of directors to implement the reverse stock split at any time prior to February 23, 2011 by filing an amendment to our Articles.

Voting and Ownership of Shares

At the close of business on the record date, the Company had [100,026,395] common shares outstanding and entitled to vote. Each share is entitled to one vote. The failure of any shareholder to receive a notice of meeting of shareholders does not deprive the shareholder of a vote at the meeting.

The following votes are required to approve each of the proposals at the meeting.

—

The vote for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 requires the approval of a majority of the common shares represented and cast in respect of such matter to be effective.

—	The vote to approve the GSI Group Inc. 2010 Incentive Award Plan requires the approval of a majority of the common shares represented and cast in respect of such matter to be effective.

—

The vote for the approval of the amendment to the Company’s Articles to effect a reverse stock split of our common shares by a ratio of 1-for-2, 1-for-3, 1-for-4 or 1-for-5, with the exact ratio to be determined by our board of directors in its discretion, and to authorize our board of directors to implement the reverse stock split at any time prior to February 23, 2011 by filing an amendment to our Articles requires the approval of a majority of the common shares represented and cast in respect of such matter to be effective.

No votes may be taken at the meeting, other than a vote to adjourn, unless a quorum has been constituted consisting of the representation of at least thirty-three and one-third percent (33 1/3%) of the outstanding shares as of the record date. Votes will be tabulated by the Company’s transfer agent, Computershare Investor Services Inc., which is also serving as the inspectors of election for the meeting.

The enclosed proxy form confers discretionary authority on the persons named therein with respect to such other matters that may properly come before the meeting or any adjournment or postponement thereof. At the date of this management proxy circular, the management of the Company knows of no such other matters to be presented at the meeting.

Counting of Votes

For purposes of determining the presence or absence of a quorum, abstentions and broker non-votes will be counted as present. With respect to the approval of any particular proposal, abstentions and broker non-votes will not be counted in determining the number of votes cast. A broker non-vote occurs when a broker submits a proxy form with respect to common shares held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of the independent registered public accounting firm. Non-routine matters include matters such as approval of our incentive award plan and the amendment to our Articles to effect a reverse stock split.

ITEM 1. - RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors, subject to shareholder ratification, has selected and appointed the firm of Ernst & Young LLP of Boston, Massachusetts, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Ernst & Young LLP has served as the Company’s independent registered public accountants since 1993.

We expect a representative of Ernst & Young LLP to be present at the meeting to answer appropriate questions and to have an opportunity to make a statement if desired. If shareholders do not ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2010, the Audit Committee will evaluate what would be in the best interests of the Company and its shareholders, and consider whether to select a new independent registered public accounting firm for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing independent registered public accounting firms.

The board of directors recommends a vote “FOR” ratification of this appointment.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the fees for professional audit services rendered by Ernst & Young LLP, the Company’s independent registered public accounting firm, for the audit of the Company‘s consolidated annual financial statements for the years-ended December 31, 2009 and 2008, and fees for other services rendered by Ernst & Young LLP with respect to those periods.

	2009	2008
Audit Fees (1)	$1,893,000	$4,980,000
Audit-Related Fees (2)	-	572,000
Tax Fees (3)	40,000	423,000
All Other Fees (4)	-	2,000

Total	$1,933,000	$5,977,000

(1)	Consists of fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of the Company’s interim consolidated financial statements included in quarterly reports, audit of the Company’s effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002 as of December 31, 2008 and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Additional audit fees were incurred for the 2008 audit as the result of the change of the audit scope due to revenue recognition errors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(2)	Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit and review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. In 2008, such fees related to services performed by Ernst & Young LLP in connection with the Company’s acquisition of Excel Technology, Inc.

(3)	Consists of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4)	Represents fees billed for Ernst & Young LLP’s online research tool.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company‘s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the Audit Committee specifically approves the service in advance, or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next twelve months. An example of pre-approved services would be assistance to the Company in filing foreign statutory accounts or preparing foreign tax returns. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. Additionally, de minimis non-audit services may instead be approved in accordance with applicable rules of the Securities and Exchange Commission (“SEC”). The prior approval of the Audit Committee was obtained for all services provided by Ernst & Young LLP in fiscal 2009.

ITEM 2. - APPROVAL OF THE GSI GROUP INC. 2010 INCENTIVE AWARD PLAN

Our board of directors is submitting for shareholder approval the GSI Group Inc. 2010 Incentive Award Plan (the “2010 Incentive Plan”). There are 8,695,841 shares available for future grants under the 2010 Incentive Plan, subject to adjustment as described below.

The 2010 Incentive Plan provides equity compensation to our board of directors, employees and consultants and is necessary in order to maintain competitive compensation practices and to align the interests of our board of directors, employees and consultants with our shareholders, in accordance with our executive compensation philosophy. Pursuant to the Final Chapter 11 Plan, the Company’s previous equity incentive plans were cancelled upon the Company’s emergence from bankruptcy on July 23, 2010. The Final Chapter 11 Plan requires the Company to establish and implement a new management incentive plan under which shares in an amount not to exceed 8% of the fully-diluted common stock will be reserved for issuance thereunder, and the 2010 Incentive Plan has been approved by the board of directors to satisfy this requirement. If the 2010 Incentive Plan is not approved, we will be limited in the ability to use equity compensation as a tool for aligning our board of directors’, employees’ and consultants’ interests with our shareholders’ interests.

We believe the 2010 Incentive Plan properly balances its compensatory design with shareholder interests by having the following characteristics:

—	Grants of options or stock appreciation rights (“SARs”) with an exercise or base price that is less than fair market value on the grant date are generally prohibited;

—	Repricing of options or SARs to reduce price per share is prohibited without prior shareholder approval;

—	No dividends or dividend equivalents are paid on unvested performance awards; and

—

Shares used to pay option exercise prices or to satisfy tax withholdings are not recycled back into the 2010 Incentive Plan, and the 2010 Incentive Plan does not have other “liberal share counting” practices as defined by RiskMetrics.

On October [    ], 2010, the board of directors approved and adopted the 2010 Incentive Plan, subject to approval by our shareholders. The principal features of the 2010 Incentive Plan are summarized below, but the summary is qualified in its entirety by reference to the 2010 Incentive Plan itself, which is included as Appendix A.

The 2010 Incentive Plan provides for the grant of incentive stock options (“ISOs”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-qualified stock options, restricted stock, restricted stock units, SARs, deferred stock, deferred stock units, dividend equivalents, performance awards and stock payments (collectively referred to as “Awards”) to employees, consultants and directors.

Shares Subject to the 2010 Incentive Plan

Under the 2010 Incentive Plan, the aggregate number of common shares that may be granted is 8,695,841, subject to adjustment as described below. This number of common shares is equal to approximately 8% of the outstanding common stock of the Company as of the Effective Date. The 2010 Incentive Plan provides for specific limits on the number of shares that may be subject to different types of Awards and the amount of cash that can be paid with respect to different types of Awards:

—	No more than 3,260,940 shares, subject to adjustment as described below, may be granted as Awards to any one individual during any calendar year;

—	No more than $2,500,000 may be paid in cash with respect to one or more Awards to any one individual during any calendar year.

The shares subject to the 2010 Incentive Plan, the limitations on the number of shares that may be awarded under the 2010 Incentive Plan and the amount of cash paid with respect to one or more Awards under the 2010 Incentive Plan, and shares and option prices subject to Awards outstanding under the 2010 Incentive Plan, will be adjusted as the 2010 Incentive Plan administrator (the “Administrator”) deems appropriate to reflect stock dividends, stock splits (including, without limitation, the reverse stock split proposed for shareholder approval at this meeting (see “Item 3–Approval of Amendment to our Articles to Effect a Reverse Stock Split” below), if approved by the shareholders and implemented by the board of directors), combinations or exchanges of shares, merger, consolidation, or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the common shares or the price per share of the common shares other than an equity restructuring.

Notwithstanding any provision in the 2010 Incentive Plan to the contrary, no option may be awarded to reduce the per share exercise price of the shares subject to the option below the exercise price as of the date the option is granted, and no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price (other than an option awarded in connection with an Award granted under the 2010 Incentive Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock (a “Substitute Award”)).

Shares subject to Awards that have expired, been forfeited or settled in cash, or repurchased by the Company by reason of a forfeiture provision may be added back to the 2010 Incentive Plan and may be granted as new Awards. Shares that are used to pay the exercise price for an option, shares withheld to pay taxes, shares subject to an SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof, and shares purchased on the open market with the cash proceeds from the exercise of options will be cancelled and will not be added back to the number of shares available for grant under the 2010 Incentive Plan. Shares granted under the 2010 Incentive Plan may be previously authorized but unissued shares or shares bought on the open market or otherwise.

On October 6, 2010, the closing price of a common share on the Pink OTC Markets Inc. was $2.50.

Administration

Generally, the Compensation Committee of our board of directors (the “Committee”) will act as Administrator. Unless otherwise determined by our board of directors, the Committee will consist of at least two members of the board of directors who are “non-employee” directors for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “independent directors” under the rules of any securities exchange or automated quotation system on which the shares are listed, and “outside directors” under Section 162(m) of the Code. The Administrator has the authority to, among other things:

—	select the individuals who will receive Awards;

—	determine the type or types of Awards to be granted;

—	determine the number of Awards to be granted and the number of shares to which the Award relates;

—	determine the terms and conditions of any Award, including the exercise price and vesting;

—	determine the terms of settlement of any Award;

—	prescribe the form of Award agreement;

—	establish, adopt or revise rules for administration of the 2010 Incentive Plan;

—	interpret the terms of, and any matters arising pursuant to, the 2010 Incentive Plan, any Award and any related programs; and

—	make all other decisions and determinations that may be required pursuant to the 2010 Incentive Plan or as the Administrator deems necessary or advisable to administer the 2010 Incentive Plan.

The Committee may delegate its authority to grant or amend Awards with respect to participants other than individuals who are subject to Section 16 of the Exchange Act, employees who are, or could be, covered by Section 162(m) of the Code or the officers to whom the authority to grant or amend Awards has been delegated, subject to any limitations under Section 162(m) of the Code, applicable securities laws or rules of any securities exchange or automated system on which the shares are listed, quoted or traded. In addition, the full board of directors, acting by majority, will conduct the general administration of the 2010 Incentive Plan with respect to Awards granted to directors who are not employees of the Company.

The Committee or the board of directors may also amend the 2010 Incentive Plan. Amendments to the 2010 Incentive Plan are subject to shareholder approval to the extent required by law, or the rules of any securities exchange or automated system on which the shares are listed, quoted or traded. Additionally, shareholder approval will be specifically required to increase the number of shares available for issuance under the 2010 Incentive Plan, allow for the grant of options or stock appreciation rights with an exercise price that is below fair market value on the date of grant, extend the term of an option or a stock appreciation right beyond ten years, or cancel any option or SAR in exchange for cash or another Award when such option or SAR price per share exceeds the fair market value of the underlying shares.

The board of directors may exercise the rights and duties of the Committee, except with respect to matters which are required to be determined in the sole discretion of the Committee under Rule 16b-3 of the Exchange Act, Section 162(m) of the Code, or the rules of any securities exchange or automated quotation system on which the shares are listed, quoted or traded.

Eligibility

Awards under the 2010 Incentive Plan may be granted to individuals who are our employees or employees of our affiliates, our directors and our consultants or consultants of our affiliates. However, options which are intended to qualify as ISOs may only be granted to employees.

Awards

The following will briefly describe the principal features of the various Awards that may be granted under the 2010 Incentive Plan.

Options.   Options provide for the right to purchase common shares at a specified price, and usually will become exercisable in the discretion of the Administrator in one or more installments after the grant date. The option exercise price may be paid in cash, by check, shares of common shares which have been held by the option holder for such period of time as may be required by the Administrator to avoid adverse accounting consequences, through a broker-assisted cash-less exercise, a loan, provided such loan does not otherwise violate Section 13(k) of the Exchange Act, or such other methods as the Administrator may accept from time to time. The Administrator may substitute SARs for options granted under the 2010 Incentive Plan at anytime prior to or upon exercise of such options.

Options may be granted for any term specified by the Administrator, but shall not exceed ten years. Options may not be granted at an exercise price that is less than the fair market value of our common shares on the date of grant (other than in connection with Substitute Awards). For purposes of the 2010 Incentive Plan, fair market value is defined as the closing price for our common shares on the securities exchange or automated quotation system on which the shares are listed, quoted or traded on the applicable date (or if no sale occurred on such date, then on the first immediately preceding date during which a sale occurred), as reported in the Wall Street Journal (or another similar reliable source). Additionally, the Administrator may not, without shareholder approval, re-price any options, including the cancellation of options in exchange for options with a lower exercise price.

Options may take two forms, non-qualified stock options (“NSOs”) and ISOs.

ISOs will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code in order to qualify as ISOs. Among such restrictions, ISOs must:

—

have an exercise price not less than the fair market value of common stock on the date of grant, or if granted to certain individuals who own or are deemed to own at least 10% of the total combined voting power of all of our classes of stock (“10% shareholders”), then such exercise price may not be less than 110% of the fair market value of common stock on the date of grant;

—	be granted only to our employees and employees of our subsidiary corporations;

—	expire within a specified time following the option holder’s termination of employment;

—	be exercised within ten years after the date of grant, or with respect to 10% shareholders, no more than five years after the date of grant; and

—	not be first exercisable for more than $100,000 worth of value, determined based on the exercise price.

If an Award purported to be an ISO fails to meet the requirements of the Code, then the Award will instead be considered to be an NSO.

Restricted Stock.   A restricted stock award is the grant of common shares at a price determined by the Administrator (which price may be zero), is generally nontransferable and unless otherwise determined by the Administrator at the time of award, may be forfeited upon termination of employment or service during a restricted period. The Administrator also determines in the Award agreement whether the participant will be entitled to vote the shares of restricted stock and/or receive dividends on such shares.

Stock Appreciation Rights.   SARs provide for the payment to the holder based upon increases in the price of common shares over a set base price, which may not be less than the fair market value of a common share on the date of grant (other than with respect to Substitute Awards). Payment for SARs may be made in cash, common shares or any combination of the two. The Administrator may not without shareholder approval re-price any SARs, including the cancellation of SARs in exchange for options or SARs with a lower exercise price. SARs become exercisable in the discretion of the Administrator. SARs may be granted for any term specified by the Administrator, but shall not exceed ten years.

Restricted Stock Units.   Restricted stock units represent the right to receive common shares (or the fair market value of such shares in cash) at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit award we shall deliver to the holder of the restricted stock unit, unrestricted common shares, which will be freely transferable (or the fair market value of such shares in cash). The Administrator will specify the purchase price, if any, to be paid by the holder for the common shares.

Dividend Equivalents.   Dividend equivalents represent the value of the dividends per common share paid by the Company, calculated with reference to the number of shares covered by an Award (other than a dividend equivalent award) held by the participant. No dividends or dividend equivalent awards will be paid on unvested performance awards. No dividend equivalents shall be payable with respect to options or SARs.

Stock Payments.   Payments to participants of bonuses or other compensation may be made under the 2010 Incentive Plan in the form of common shares. The number of shares will be determined by the Administrator, and may be based upon performance criteria, including the Performance Criteria (as defined in the 2010 Incentive Plan).

Deferred Stock.   Deferred stock typically is awarded without payment of consideration and may be subject to vesting or other conditions, including satisfaction of performance criteria, including the Performance Criteria. Like restricted stock, deferred stock generally may not be sold or otherwise transferred until the vesting and/or other conditions are removed or expire. Unlike restricted stock, deferred stock is not actually issued until the deferred stock award (or portion thereof) has vested and is no longer subject to any other conditions, as applicable. Unless otherwise determined by the Administrator, recipients of deferred stock have no voting or dividend rights prior to the time when the vesting or other conditions are met and the deferred stock is delivered.

Deferred Stock Units.   Deferred stock units typically are awarded without payment of consideration and may be subject to vesting or other conditions, including satisfaction of performance criteria, including the Performance Criteria. A deferred stock unit shall entitle the recipient thereof to receive one share of common stock on the date such deferred stock unit becomes vested (and other conditions are removed or expire, if applicable) or upon a specified settlement date thereafter (which settlement date may (but is not required to be) be the date of the recipient’s termination of service at the Company or its affiliates). Deferred stock units generally may not be sold or otherwise transferred until the vesting and/or other conditions are removed or expire and/or following a specified settlement date thereafter. Unless otherwise determined by the Administrator, recipients of deferred stock units have no voting or dividend rights prior to the time when the vesting and/or other conditions are met and the deferred stock units are delivered.

Performance Award.   Performance awards are payable in cash, stock or a combination of both, and may be linked to satisfaction of performance criteria, including the Performance Criteria. The Committee has the authority to reduce the amount otherwise payable under a performance award upon attainment of the Performance Criteria.

Change in Control

In the event of a Change in Control (as defined in the 2010 Incentive Plan), the Administrator is authorized to, among other things, provide that the Awards granted under the 2010 Incentive Plan are assumed by a successor in such Change in Control or provide that the Awards are exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the 2010 Incentive Plan or an applicable Award agreement.

Adjustments Upon Certain Events

The number and kind of securities subject to an Award, terms and conditions (including performance targets or criteria) and the exercise price or base price of outstanding Awards will be proportionately adjusted as the Administrator deems appropriate, in its discretion, to reflect any stock dividends, stock split (including, without limitation, the reverse stock split proposed for shareholder approval at this meeting (see “Item 3–Approval of Amendment to our Articles to Effect a Reverse Stock Split” below), if approved by the shareholders and implemented by the board of directors), combination or exchange of shares, merger, consolidation, or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the common shares or the share price of the common shares other than an equity restructuring. In the event of any other change in the capitalization of the Company, including an equity restructuring, the Administrator will make proportionate and equitable adjustments in the number and class of shares and the per share grant or exercise price for outstanding Awards as the Administrator deems appropriate in its discretion to prevent dilution or enlargement of rights. In the event of any pending stock dividend, stock split (including, without limitation, the reverse stock split proposed for shareholder approval at this meeting (see “Item 3–Approval of Amendment to our Articles to Effect a Reverse Stock Split” below), if approved by the shareholders and implemented by the board of directors), combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the shares or share price of common shares, including an equity restructuring, the Company may in its sole discretion refuse to permit the exercise of any Award for a period of 30 days prior to the consummation of any such transaction.

Awards Not Transferable

Generally, the Awards may not be pledged, assigned or otherwise transferred other than by will or by laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Administrator. The Administrator may allow Awards other than ISOs to be transferred for estate or tax planning purposes to members of the holder’s family or trusts for the benefit of family members.

Miscellaneous

As a condition to the issuance or delivery of stock or payment of other compensation pursuant to the exercise or lapse of restrictions on any Award, the Company requires participants to discharge all applicable withholding tax obligations. Shares held by or to be issued to a participant may also be used to discharge minimum statutory tax withholding obligations, subject to the discretion of the Administrator to disapprove of such use.

The 2010 Incentive Plan will expire and no further Awards may be granted after November 23, 2020, the tenth anniversary of its approval by shareholders.

Certain United States Federal Income Tax Consequences

The United States Federal income tax consequences of the 2010 Incentive Plan under current Federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the 2010 Incentive Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Section 162(m) of the Code, as discussed in further detail below. Alternative minimum tax and other Federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

Non-Qualified Stock Options.   For Federal income tax purposes, the recipient of NSOs granted under the 2010 Incentive Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NSOs the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common shares at the date of exercise.

Incentive Stock Options.   An optionee generally will not recognize taxable income upon either the grant or exercise of an ISO. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” for the optionee. Generally, upon the sale or other taxable disposition of the common shares acquired upon exercise of an ISO, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the ISO or (b) one year from the date of exercise. If the common shares are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the Award exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income; the balance of the amount realized from such disposition, if any, generally will be taxed as capital gain. If the common shares are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee’s ordinary income generally is limited to the excess, if any, of the amount realized in such disposition over the option exercise price paid. The Company (or other employer corporation) generally will be entitled to a tax deduction only to the extent the optionee has ordinary income upon sale or other disposition of the common shares.

Restricted Stock.   Generally, a participant will not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code, until such time as the restricted stock is no longer subject to the substantial risk of forfeiture. At that time, the participant will be taxed on the difference between the fair market value of the common shares and the amount the participant paid, if any, for such restricted stock. However, the recipient of restricted stock under the 2010 Incentive Plan may make an election under Section 83(b) of the Code to be taxed with respect to the restricted stock as of the date of transfer of the restricted stock rather than the date or dates upon which the restricted stock is no longer subject to a substantial risk of forfeiture.

Stock Appreciation Rights.   No taxable income is generally recognized upon the receipt of a SAR. Upon exercise of a SAR, the cash or the fair market value of the shares received generally will be taxable as ordinary income in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Restricted Stock Units.   A participant will generally not recognize taxable income upon grant of a restricted stock unit. However, when the shares (or the fair market value of such shares in cash) are delivered to the participant, then the value of such shares (or cash) at that time will be taxable to the participant as ordinary income. Generally the Company will be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the participant.

Dividend Equivalents.   A participant will recognize taxable ordinary income on dividend equivalents as they are paid and the Company generally will be entitled a corresponding deduction.

Stock Payments.   A participant will recognize taxable ordinary income on the fair market value of the common shares delivered as payment of bonuses or other compensation under the 2010 Incentive Plan and generally the Company will be entitled to a corresponding deduction.

Deferred Stock.   A participant will recognize taxable ordinary income on the fair market value of the shares on the date shares are delivered under a deferred stock award, and generally the Company will be entitled to a corresponding deduction.

Deferred Stock Units.   A participant will recognize taxable ordinary income on the fair market value of the shares on the date shares are delivered under a deferred stock unit award, and generally the Company will be entitled to a corresponding deduction.

Performance Awards.   A participant will recognize taxable ordinary income on the amount of cash paid (or value of stock received) under the performance award, and generally the Company will be entitled to a corresponding deduction.

Section 409A of the Code.   Certain Awards under the 2010 Incentive Plan, depending in part on particular Award terms and conditions, may be considered non-qualified deferred compensation subject to the requirements of Section 409A of the Code. If the terms of such Awards do not meet the requirements of Section 409A of the Code, then the violation may result in an additional 20% tax obligation, plus penalties and interest for such participant.

Section 162(m) of the Code

Under Section 162(m) of the Code, in general, income tax deductions of publicly traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises) for certain executive officers exceeds $1 million in any one taxable year. However, under Section 162(m) of the Code, the deduction limit does not apply to certain “performance-based” compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. The 2010 Incentive Plan has been structured with the intent that Awards granted under the 2010 Incentive Plan may meet the requirements for “performance-based” compensation and Section 162(m) of the Code. To the extent granted at an exercise price not less than the value of our common shares, options and SARs granted under the 2010 Incentive Plan are intended to qualify as “performance-based” under Section 162(m) of the Code. Restricted stock, restricted stock units, deferred stock and deferred stock units under the 2010 Incentive Plan may qualify as “performance-based” under Section 162(m) of the Code if they vest or become payable based solely upon attainment of pre-established goals based on the Performance Criteria. Performance awards may qualify as “performance-based” under Section 162(m) of the Code to the extent payable based solely on attainment of pre-established goals based on the Performance Criteria.

We have attempted to structure the 2010 Incentive Plan in such a manner that the Committee can determine the terms and conditions of Awards granted thereunder in order to determine whether the remuneration attributable to such Awards will be subject to the $1 million limitation. We have not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue. This discussion will neither bind the IRS nor preclude the IRS from taking a contrary position with respect to the 2010 Incentive Plan.

Equity Compensation Plans

The following table sets forth information regarding the common stock that may be issued upon the exercise of options and rights under all of our equity compensation plans existing as of December 31, 2009.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans approved by security holders (1)	263,500	(2)	$9.82	4,246,784

(1)	Options outstanding as of December 31, 2009 were originally issued pursuant to the 1995 Award Plan, which was approved by the Company’s shareholders. In May 2006, the Company’s shareholders approved the adoption of the 2006 Equity Incentive Plan. Pursuant to the terms of the 2006 Equity Incentive Plan, any shares reserved for issuance under the 1995 Award Plan related to options would return to the 2006 Equity Incentive Plan pool to the extent the associated options expire unexercised. Accordingly, the securities available for future issuance at December 31, 2009 relate exclusively to the 2006 Equity Incentive Plan. The Company’s 2006 Equity Incentive Plan was cancelled upon the Company’s emergence from Chapter 11 on July 23, 2010, and as of such date no shares remain available for future issuance under the 2006 Equity Incentive Plan.

(2)	Excludes 410,051 shares of unvested restricted common stock issued under the 2006 Equity Incentive Plan.

All of the equity compensation plans listed above or described in the table have been approved by the Company’s shareholders. Please refer to Note 10 of the Notes to Consolidated Financial Statements in the accompanying Annual Report for the year ended December 31, 2009 for further discussion regarding the Company’s equity compensation plans.

The board of directors recommends a vote “FOR” approval of the 2010 Incentive Plan.

ITEM 3. - APPROVAL OF AMENDMENT TO OUR ARTICLES TO EFFECT A REVERSE STOCK SPLIT

General

Our board of directors is hereby soliciting shareholder approval of an amendment to our Articles to effect a reverse stock split at a ratio of 1-for-2, 1-for-3, 1-for-4 or 1-for-5, with the exact ratio to be determined by our board of directors in its discretion (the “Reverse Stock Split”), and to authorize our board of directors to implement the Reverse Stock Split at any time prior to February 23, 2011 by filing an amendment to our Articles (the “Reverse Stock Split Amendment”). A copy of the proposed Reverse Stock Split Amendment is attached as Appendix B to this management proxy circular. A vote FOR this Item 3 will constitute approval of the Reverse Stock Split providing for the combination of 2, 3, 4 or 5 of our common shares into 1 common share and will grant our board of directors the authority to select which of the approved exchange ratios will be implemented. If shareholders approve this proposal, our board of directors will have the authority, but not the obligation, in its sole discretion and without further action on the part of the shareholders, to select one of the approved reverse split ratios and to effect the approved reverse stock split by filing the Reverse Stock Split Amendment with the New Brunswick Director of Corporations at any time after the approval of the Reverse Stock Split Amendment. If the Reverse Stock Split Amendment has not been filed with the New Brunswick Director of Corporations by February 23, 2011, shareholder approval would again be required prior to implementing any reverse stock split.

Our board of directors believes that shareholder approval of several potential exchange ratios (rather than an exact exchange ratio) provides the board with maximum flexibility to achieve the purposes of the Reverse Stock Split in a manner that is consistent with New Brunswick law. The Reverse Stock Split will be effected, if at all, only upon a determination by the board of directors that the Reverse Stock Split is in the Company’s and the shareholders’ best interests at that time. In connection with any determination to effect the Reverse Stock Split, the board of directors will set the time for such a split and select the specific ratio from among those ratios approved by shareholders. These determinations will be made by the board of directors with the intention of best achieving the purposes set forth below under “Purpose of the Reverse Stock Split.”

If the Reverse Stock Split is approved by shareholders and effected by the Company, shareholders will not receive fractional post-reverse stock split shares in connection with the Reverse Stock Split. Shareholders of record who otherwise would hold fractional shares will be entitled to round up such fractional share to a full share. For more information about the treatment of fractional shares, please see the discussion below under “Fractional Shares.”

Purpose of the Reverse Stock Split

The primary purpose for implementing the proposed Reverse Stock Split is to decrease the number of outstanding common shares in order to increase the per share trading price of our common shares. Our board of directors believes it is in the best interests of the Company and its shareholders to seek to increase the per share trading price of our common shares by means of the Reverse Stock Split for the following purposes:

—	Satisfy the minimum bid price requirements in connection with attempting to qualify our common shares for re-listing on a major securities exchange, such as The NASDAQ Global Market;

—	Attract investment from certain institutional investors and investment funds who are presently prevented under their guidelines from investing in our shares at its current price levels; and

—	Increase interest from analysts and brokers who have policies that may discourage them from following or recommending companies with low share prices.

Listing on a National Securities Exchange

The Company intends to seek to list our common shares on a national securities exchange, such as The NASDAQ Global Market, as soon as practicable after we become current in our reporting obligations under the Exchange Act and otherwise meet the applicable listing requirements. Our common shares, which currently trade on the Pink OTC Markets Inc. under the symbol “LASR.PK”, could not presently qualify for re-listing on NASDAQ because, among other reasons, its trading price is below the minimum requirements of NASDAQ. NASDAQ has several quantitative listing criteria that companies must satisfy in order for their shares to be listed on The NASDAQ Global Market, including a minimum bid price per share of $4.00. By increasing the trading price of our common shares, the Reverse Stock Split is intended to remove this minimum bid price impediment to listing with NASDAQ. Under NASDAQ’s listing rules, the Company is permitted to effect a reverse stock split to help meet this requirement, subject to certain conditions, including meeting the minimum bid price for a minimum of five to ten consecutive trading days, but may need to trade at or above $4.00 for as long as 90 consecutive trading days, if the Company must rely on the “market value” listing standard.

If we are successful in listing on NASDAQ it should increase the liquidity of our common shares, both in terms of the number of shares that are bought and sold and by reducing delays in the timing of transactions. Between July 26, 2010, the next trading day after our emergence from bankruptcy, and October 6, 2010, the daily trading volume of our common shares on the Pink OTC Markets Inc. ranged from a low of 2,869 shares to a high of 417,480 shares, with an average daily trading volume of approximately 67,688 shares during this period. Further, we believe that a listing on NASDAQ would make our shares a more attractive investment for institutional investors and would also improve the perception of the Company by persons with whom we do business.

We believe that the proposed Reverse Stock Split may make it possible for our common shares to satisfy the consecutive trading day price requirements for listing on The NASDAQ Global Market. NASDAQ also requires that listed companies meet other quantitative criteria, including a minimum number of round lot holders and, in some instances, a minimum aggregate market value, a minimum net worth, and a minimum number of market makers, as well as qualitative criteria, including those regarding composition of the board of directors, committees composed of independent directors, and other corporate governance requirements. While we expect that the proposed Reverse Stock Split, together with other actions required to meet applicable listing standards, will enable our shares to qualify for listing with NASDAQ and that we will be able to continue to meet on-going quantitative and qualitative listing requirements, we cannot be sure that this will be the case. Negative financial results or market conditions could adversely affect the market price of our common shares and jeopardize our ability to meet or maintain applicable NASDAQ listing requirements. Furthermore, in addition to its enumerated listing and maintenance standards, NASDAQ has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to our shares.

Investment from Institutional Investors

We considered that, as a matter of policy, many institutional investors will not purchase shares trading below certain minimum price levels, and brokers often discourage their customers from purchasing such shares. We believe that these concerns would be reduced if the price per share of our common shares increases.

Interest from Analysts

The Reverse Stock Split could increase analyst and broker interest in the common shares as their policies can discourage them from following or recommending companies with low share prices. Because of the trading volatility often associated with low-priced stocks, many investment banks, investment advisors and brokerage houses have adopted internal policies and practices that either prohibit or discourage them from following low-priced shares or recommending low-priced shares to their customers.

Other Considerations

The Reverse Stock Split may also reduce the relatively high transaction costs and commissions incurred by our shareholders due to our currently low per share trading price. The structure of trading commissions, when they are set at a fixed price per share, can have an adverse impact on holders of lower-priced securities because the brokerage commissions generally represent a higher percentage of the sales prices of lower-priced securities than they do on higher-priced securities, which may discourage trading in such lower-priced securities. If the price of our shares is higher, then the adverse impact of these commissions could be reduced.

Determination of Reverse Split Ratio

If our shareholders approve the Reverse Stock Split, our board of directors, in its sole discretion, may elect to effect any one (but not more than one) of the reverse split ratios indicated in this proposal after receipt of shareholder approval, or none of them if our board of directors determines in its sole discretion not to proceed with the Reverse Stock Split. We believe that the availability of the alternative reverse split ratios will provide the board of directors with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its shareholders.

The board of director’s selection of the specific reverse split ratio will be based primarily on the price level of our common shares at that time and the expected stability of that price level. In selecting the specific reverse split ratio, the board of directors will be mindful of the listing requirements of The NASDAQ Global Market, which requires, among other things, a minimum bid price of at least $4.00 per share. Between July 26, 2010 and October 6, 2010, our stock has traded at a low of $2.06 per share to a high of $2.54 per share. The board of directors expects to select a reverse split ratio that is likely to cause the immediate post reverse split market price for the common shares to be well above $4.00 per share, and to result in a post-split share price that is more typical of NASDAQ-listed companies.

In addition, we expect that the board will select a ratio that it believes is likely to result in increased marketability and liquidity of our common shares and to encourage interest and trading in our common shares. Many institutional investors and mutual funds, for example, have rules that prohibit them from buying into companies whose stock is less than $5 per share, and in some cases, $10 per share, and many brokers tend to be discouraged from recommending low-priced stocks to their customers.

The board of directors will also consider whether investors and certain other parties, such as our customers, would expect our share price to be in line with other major widely held companies, including our competitors. We expect that the board of directors will consider the recent volatility of our common shares and will take this into account in determining a reverse split ratio, so that even if our share price remains volatile, it would have a chance at remaining at a price at which the board feels our shares are attractive to investors.

Reducing the number of outstanding common shares through the Reverse Stock Split is intended, absent other factors, to increase the market price of our common shares. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common shares. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common shares will increase following the Reverse Stock Split or that the market price of our common shares will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common shares after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common shares outstanding before the Reverse Stock Split. The board of directors reserves its right to elect to abandon the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and its shareholders.

Effects of the Reverse Stock Split

Reduction in Number of Outstanding Shares

If we receive the required shareholder approval of the Reverse Stock Split proposal and the Reverse Stock Split is effected, each shareholder will own fewer common shares. Depending on the ratio for the reverse stock split selected by our board of directors, each 2, 3, 4 or 5 shares of our common shares owned by a shareholder as determined by the board of directors, will be combined into 1 new common share. The Reverse Stock Split will be realized simultaneously and in the same ratio for all of our common shares. Therefore, the Reverse Stock Split will affect all holders of our common shares uniformly and will not affect any shareholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares). As described below, holders of common shares otherwise entitled to a fractional share as a result of the Reverse Stock Split will be entitled to round up such fractional share to a full share. In addition, the Reverse Stock Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares). For example, a holder of 2% of the voting power of the outstanding common shares immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding common shares immediately after the Reverse Stock Split.

Based on [100,026,395] common shares outstanding as of October 18, 2010, and ignoring the effects of the treatment of fractional shares, the approximate number of outstanding shares following the Reverse Stock Split would be as follows:

Reverse Split Ratios	Approximate Number of Outstanding Common Shares after Reverse Stock Split
1-for-2	[50,013,198	]
1-for-3	[33,342,132	]
1-for-4	[25,006,599	]
1-for-5	[20,005,279	]

Because the Company has an unlimited number of authorized common shares, the number of authorized common shares available for future issuance by the Company will not be affected by any proposed Reverse Stock Split. In addition, the par value of the common shares would remain unchanged at no par value per share following the Reverse Stock Split.

Change in Number and Exercise Price of Employee and Director Equity Awards

If shareholders approve both the 2010 Incentive Award Plan and the Reverse Stock Split proposal, then the proposed Reverse Stock Split will reduce the number of common shares available for future issuance under the 2010 Incentive Plan in proportion to the reverse split ratio determined by the board of directors within the limits set forth in the Reverse Stock Split proposal. In addition, the proposed Reverse Stock Split will similarly reduce the maximum aggregate number of common shares that may be granted under the 2010 Incentive Plan to any one person during any calendar year in proportion to the reverse split ratio determined by the board of directors within the limits set forth in the Reverse Stock Split proposal. Under the terms of the Company’s outstanding equity awards, the Reverse Stock Split would cause an appropriate and proportionate adjustment to (a) the number of common shares subject to such awards, and/or (b) the exercise price for each share subject to then outstanding stock options (without change in the aggregate purchase price as to which such options remain exercisable). The number of common shares issuable upon exercise or vesting of outstanding equity awards will be rounded down to the nearest whole share and no cash payment will be made in respect of such rounding.

Regulatory Effects

The Company’s common shares are currently registered under Section 12(g) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse

Stock Split will not affect the registration of the common shares under the Exchange Act or the Company’s obligation to publicly file financial and other information with the Securities and Exchange Commission. If the proposed Reverse Stock Split is implemented, the Company’s common shares will continue to be quoted on the Pink OTC Markets Inc. and trade under the symbol “LASR.PK”.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, the board of directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act. Following the Reverse Stock Split, we intend for our common shares to remain registered under the Exchange Act and to continue to be subject to the reporting requirements of such Act.

No Anti-Takeover Effect

The Company is authorized to issue an unlimited number of common shares without par value. As a result, the Reverse Stock Split will neither increase nor decrease the number of authorized common shares that the Company has available for issuance. Therefore, the Reverse Stock Split proposal does not have, and is not intended to have, an anti-takeover effect.

Because the Company is authorized to issue an unlimited number of common shares, it is possible that management could issue additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent shareholders. However, the Company has no plans to authorize the issuance of additional shares as an anti-takeover device, or to finance transactions or working capital. If we do issue additional common shares, the percentage ownership interest of holders of our common shares will be diluted.

Certain Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split including the following:

—

There can be no assurance that we would be able to meet all of NASDAQ’s requirements necessary to successfully get our common shares listed on The NASDAQ Global Market or otherwise meet the continued listing standards of NASDAQ if we are successful in obtaining the listing;

—

If the Reverse Stock Split is effected and the market price of our common shares declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common shares will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding;

—

There can be no assurance that the Reverse Stock Split will result in any particular price for our common shares. As a result, the trading liquidity of our common shares may not necessarily improve or improve to a level required to achieve the purposes of the Reverse Stock Split, as outlined above;

—

There can be no assurance that the market price per share of our common shares after a reverse stock split will increase in proportion to the reduction in the number of our common shares outstanding before the Reverse Stock Split. For example, based on the closing price of our common shares on September 30, 2010 of $2.51 per share, if the Reverse Stock Split were implemented and approved for a reverse split ratio of 1-for-2, there can be no assurance that the post-split market price of our common shares would be $5.02 or greater. Accordingly, the total market capitalization of our common shares after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our common shares following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split;

—	There can be no assurance the Reverse Stock Split would result in a price per share that will attract brokers and investors that do not trade in lower priced shares;

—	The liquidity of our common shares could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split; and

—

The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 common shares. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After considering the foregoing factors, the board of directors determined that submitting this proposal for approval by shareholders is in our best interests and that of our shareholders. Our board of directors intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares is likely to improve the trading price of our common shares and if the implementation of the Reverse Stock Split is determined by the board of directors to be in the best interests of the Company and its shareholders.

Board Discretion to Implement the Reverse Stock Split

If the Reverse Stock Split is approved by our shareholders, it will be effected, if at all, only upon a determination by our board of directors that a Reverse Stock Split (at a ratio determined by the board of directors as described above) is in the best interests of the Company and its shareholders. The board of director’s determination as to whether the Reverse Stock Split will be effected will be based primarily upon the board’s judgment with respect to the existing and expected marketability and liquidity of our common shares, prevailing market conditions and the likely effect of such reverse split on the market price of our common shares. See the discussion in “Determination of Reverse Split Ratio” above for a discussion of the factors the board will consider in selecting the ratio of the Reverse Stock Split.

If the board of directors does not implement the Reverse Stock Split prior to February 23, 2011, shareholder approval would be required again prior to implementing any reverse stock split.

Effective Time

If approved by the shareholders, the Reverse Stock Split will become effective as of 11:59 p.m., Eastern Time (the “Effective Time”), on the date of filing the Reverse Stock Split Amendment with the New Brunswick Director of Corporations. Except as explained below with respect to fractional shares, on the Effective Time, our common shares issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the shareholders, into one common share in accordance with the reverse split ratio determined by our board of directors. Following the Reverse Stock Split, each certificate representing common shares will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.

After the Effective Time, our common shares will each have new committee on uniform securities identification procedures (“CUSIP”) numbers, which is a number used to identify our equity securities, and share certificates with the older CUSIP numbers will need to be exchanged for share certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Exchange Act and applicable Canadian securities laws. In addition, subject to any potential listing on an exchange, such as The NASDAQ Global Market, we expect that our common shares will continue to be reported on the Pink OTC Markets Inc. under the symbol “LASR.PK”.

Fractional Shares

If the Reverse Stock Split is approved by shareholders and effected by the Company, shareholders will not receive fractional post-reverse stock split shares in connection with the Reverse Stock Split. Shareholders of record who otherwise would hold fractional shares will be entitled to round up such fractional share to a full share.

Interest of Certain Persons in the Proposal

Certain of the Company’s officers, directors and 5% shareholders have an interest in this Reverse Stock Split proposal as a result of their ownership of our common shares, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” However, the Company does not believe that its officers, directors or 5% shareholders have interests in the Reverse Stock Split that are different from or greater than those of any other shareholder of the Company.

Effect on Beneficial Holders of Common Shares

Upon the Reverse Stock Split, we intend to treat shares held by shareholders in “street name,” through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common shares in street name. However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. If a shareholder holds shares of our common shares with a bank, broker or other nominee and has any questions in this regard, shareholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders of Common Shares

Certain of our registered holders of common shares may hold some or all of their shares electronically in book-entry form with our transfer agent in the direct registration system. These shareholders do not have share certificates evidencing their ownership of the common shares. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a shareholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares. A transaction statement called “DRS Advices” will automatically be sent to the shareholder’s address of record indicating the number of common shares held following the Reverse Stock Split.

Effect on Certificated Shares

Some registered shareholders may hold their common shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Time of the Reverse Stock Split. The transmittal letter will contain instructions on how to surrender your certificate(s) representing your pre-split shares to the transfer agent. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of post-split shares. These shares will be issued electronically in book-entry form under the direct registration system. This means that, instead of receiving a new stock certificate, you will receive a transaction statement called “DRS Advices” that indicates the number of post-split shares you own in book-entry form. At any time after receipt of your DRS Advices statement, you may request a stock certificate representing your post-split ownership interest. No service charge will be payable by shareholders in connection with the exchange of certificates, which costs will be borne and paid by the Company. No new shares in book-entry form will be issued until you surrender your outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent.

Shareholders should not destroy any share certificate(s) and should not submit any share certificate(s) until requested to do so.

No Appraisal Rights

Under the New Brunswick Business Corporations Act, shareholders are not entitled to dissent and appraisal rights with respect to the Reverse Stock Split, and we will not independently provide shareholders with any such right.

Material U.S. Federal Income Tax Considerations

To ensure compliance with Treasury Department Circular 230, each holder of common shares is hereby notified that: (a) any discussion of U.S. federal tax issues in this management proxy circular is not intended or written to be used, and cannot be used, by such holder for the purpose of (i) avoiding penalties that may be imposed on such holder under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed in this communication; (b) any such discussion has been included to support the marketing or promotion of the Reverse Stock Split on the terms described herein; and (c) each such holder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split. This summary is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including, but not limited to, banks and other financial institutions, insurance companies, regulated investment companies, personal holding companies, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the Code and regulations, rulings and judicial decisions thereunder, all as of the date hereof, and all of which are subject to change (which change could have retroactive effect). We have not sought any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse split shares will be, held as a “capital asset,” as that term is defined in the Code (generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split. As used herein, the term “holder” means a beneficial owner of shares.

No gain or loss should be recognized by a holder upon such holder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the Reverse Stock Split.

Following the Reverse Stock Split, a holder’s aggregate tax basis in its post-reverse stock split shares will be the same as the holder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. A holder’s holding period for the post-reverse stock split shares will include the period during which the holder held the pre-reverse stock split shares surrendered in the Reverse Stock Split.

The foregoing summary regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service. Accordingly, each shareholder should consult with its own tax advisor with respect to all of the potential tax consequences of the Reverse Stock Split.

Material Canadian Income Tax Consequences

The following is a summary of the principal Canadian federal income tax consequences generally applicable to a shareholder who, for purposes of the Income Tax Act (Canada) (the “Tax Act”) and at all relevant times, holds common shares as capital property and who is not affiliated with, and deals at arm’s length with, the Company. Generally, the common shares will be considered to be capital property of a shareholder provided that they are not held in the course of carrying on a business or in connection with an adventure or concern in the nature of trade. Certain shareholders who are residents in Canada, for purposes of the Tax Act, and who might not otherwise be considered to hold their common shares as capital property may, in certain circumstances, be entitled to have the common shares and all other “Canadian securities,” as defined in the Tax Act, treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. This summary does not apply to a shareholder that is a “financial institution” for the purposes of “mark-to-market” rules, to a shareholder that is a non-resident insurer that carries on an insurance business in Canada and elsewhere, to a shareholder, an interest in which would be a “tax shelter investment,” or to a shareholder to whom the “functional currency” reporting rules apply, each as defined in the Tax Act. Such shareholders are advised to consult their own tax advisors. This summary also does not address any tax considerations relevant to the acquisition, holding or disposition of common shares, other than those Canadian federal income tax issues that are directly the consequence of the proposed Reverse Stock Split.

The summary is based on the current provisions of the Tax Act and the regulations thereunder, which we refer to as the Regulations, and the current administrative practices and assessing policies of the Canada Revenue Agency (“CRA”) published in writing prior to the date hereof including Interpretation Bulletin IT-65. This summary takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and assumes that all such proposed amendments will be enacted in their present form. This summary does not otherwise take into account or anticipate any change in law, or administrative practices and assessing policies, whether by legislative, government or judicial decision or action.

This summary is of a general nature only and is not intended to be, and should not be construed as, legal or tax advice to any particular shareholder. This summary is not exhaustive of all Canadian federal income tax considerations and does not take into account provincial, territorial or foreign tax considerations, which may vary from the Canadian federal income tax considerations described herein. Shareholders are advised to consult their own tax advisors with regard to their particular circumstances.

Under the current administrative practices and assessing policies of the CRA, no disposition or acquisition will be considered to have occurred for Canadian federal income tax purposes solely as a result of the Reverse Stock Split. Consequently, the Reverse Stock Split will not result in the realization of any income, gain or loss by a shareholder. In general, for a shareholder that holds common shares of the Company as capital property, the aggregate adjusted cost base of the common shares of the Company held by such shareholder immediately after the Reverse Stock Split will be the same as the aggregate adjusted cost base of the common shares of the Company held by such shareholder immediately before the Reverse Stock Split.

The board of directors recommends a vote “FOR” the approval of an amendment to our Articles to effect a reverse stock split as described above.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

The following details the Company’s philosophy and policies regarding executive compensation, the process that is used to set executive compensation within the Company, the elements of the executive compensation program, and the role of the Compensation Committee of the board of directors of GSI Group Inc. (the “Committee”) and the executive staff in setting executive compensation. In light of the Company’s emergence from Chapter 11 proceedings on July 23, 2010, and the establishment of a new Compensation Committee as described below in “Committee Members and Independence,” the Committee is in the process of reviewing the Company’s executive compensation programs as described in this Compensation Discussion and Analysis. This review may result in future changes to our executive compensation structure and the elements of our executive compensation.

In this section, the use of the terms, “we”, “our”, “us” and the “Committee” refers to the Compensation Committee unless otherwise specified.

Committee Members and Independence

In 2009, the Committee was comprised of four independent directors with only three (3) serving at any one (1) time: Marina Hatsopoulos (Chair), Byron O. Pond and Phillip A. Griffiths, Ph.D. served on the Committee through July 2009 and Marina Hatsopoulos (Chair), Byron O. Pond and Garrett Garrettson, Ph.D. served on the Committee from August 2009 through December 31, 2009. Pursuant to the Final Chapter 11 Plan, upon the Company’s emergence from Chapter 11 proceedings on July 23, 2010, Ms. Hatsopoulos and Messrs. Pond and Garrettson resigned as members of the Compensation Committee. They were subsequently replaced by Stephen W. Bershad (Chair), Dennis J. Fortino and K. Peter Heiland. None of the past or current members were, at any time, officers or employees of the Company or its subsidiaries. In October 2009, following an annual independence review by the Company’s Nominating and Governance Committee, members of the board of directors determined that each member of the Committee was an independent director under the applicable rules of NASDAQ.

Role of the Committee

The Committee is responsible for setting, implementing and monitoring the Company’s executive compensation policy. The Committee reviews and determines the compensation to be paid to the Company’s executive officers (these executive officers, together with the CEO are referred to herein as the “Named Executive Officers” or “NEOs”), which also includes the implementation and administration of the Company’s stock plans, cash bonus plans and similar programs.

The Committee receives advice and input from the CEO and, where appropriate, outside consultants and legal counsel on compensation issues. The Compensation Committee also solicits input from the CEO and VP, Corporate Resources regarding general compensation policies, including the appropriate level and mix of compensation for other executive officers.

The Committee operates pursuant to a written charter (the “Charter”). The Charter sets forth the Committee’s purpose, authority, responsibilities, and procedures. The Charter is reviewed and approved by the Compensation Committee and is available at the Investor Relations page of the Company’s website (http://www.gsig.com/investors/). In summary, the Committee has been established by the Board to determine the appropriate compensation of the Company’s senior management. The Committee meets as often as the chair of the Committee deems appropriate, but not less than four times per year. In 2009, the Committee met five times, including two telephonic meetings. The Committee reports its actions and recommendations to the full board of directors at each quarterly meeting of the board of directors. The Committee meets in executive session, and, where appropriate, with members of management, including the CEO, outside consultants, HR representatives and the Company’s outside legal counsel.

The Committee establishes all elements of compensation paid to the CEO and reviews and approves all elements of compensation paid to the other executive officers, including all of the other executive officers named in the Summary Compensation Table. The CEO is authorized by the Committee to evaluate senior executive performance against annual goals and then report his findings to the Committee, together with his recommendations for senior executive compensation for the coming year. The Committee then meets with the CEO to discuss his evaluations and recommendations; however, the Committee retains responsibility and authority for executive officer compensation.

The Compensation Committee meets annually to review the salary, bonus and stock option award compensation given to the Named Executive Officers. In addition, the Program provides for bonuses based on corporate, business unit, and individual performance as applicable, and each year the Compensation Committee will adjust targets obtainable pursuant to the Program. For Named Executive Officers, the Compensation Committee determines whether GSI’s financial performance for the preceding year justifies adjustments to base salaries, bonuses and granting of share-based compensation as part of its annual review. In addition, from time to time, the Compensation Committee may consider discretionary bonuses for performance exceeding expectations. The Compensation Committee then recommends its compensation proposal to the full Board for its approval.

Each year, the Compensation Committee reviews and approves proposed grants of awards for equity incentive plan participants. Common stock-based awards are viewed as an important component of total executive pay, aligning compensation with increasing shareholder value and, thus, providing an important benefit to shareholders.

Executive Compensation Philosophy

The Company’s compensation policy seeks to build long-term shareholder value by targeting compensation to financial performance and important Company goals, and by incentivizing and retaining a highly qualified executive team. To that end, the Committee believes executive compensation packages provided by the Company to its named executive officers should include both cash and stock-based compensation that reward performance as measured against established goals.

The following principles guide the Company’s executive compensation program.

1. Executives who perform should expect to receive a salary that is commensurate with market conditions. Historically, the Company has looked to establish salary structures around the mean of the Company’s peers.

2. Bonuses and equity grants are intended to reflect, in large part, a pay-for-performance culture. The Company uses equity grants to provide an appropriate balance between long-term incentives that are focused on performance and retention.

3. Performance should be measured against a mix of absolute measures (e.g., profitability goals) and relative measures (e.g., market share, performance relative to peers, etc.), as well as individual performance against MBOs, where applicable (as defined below).

4. Equity grant metrics should not be revised after the grant date.

5. Equity grant metrics should fairly account for the effects of non-recurring events such as individual acquisitions and reorganizations.

6. Total compensation is a function of individual responsibility within the Company, and the ability to contribute meaningfully to the Company’s success.

7. Total compensation should allow the Company to attract the best possible candidates and to motivate them to meet or exceed performance metrics that will build long-term shareholder value.

8. Equity-based performance metrics should not target short-term goals or short-term financial enhancements unless those goals are also congruent with building long-term shareholder value.

Executive Compensation Benchmarking

Generally, each year, the Committee reviews each named executive officer’s total compensation and benchmarks it against market data for similar positions at other public companies, market data and other relevant sources.

The Committee works directly with the GSI human resources organization, which evaluates and presents the Committee with information gathered from public sources for officers at other public companies. The Committee ensures that the total compensation paid to the named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers are similar to those provided to executive officers at other public companies.

The Committee does not believe it is appropriate to set executive compensation levels based exclusively on compensation surveys and benchmarking. Rather, the Committee uses these surveys and benchmarking as tools for internally confirming that the Company’s executive compensation program is, in the aggregate, reasonable in scope, market-competitive, and consistent from year to year. Other important factors that drive compensation decisions include individual qualifications and expertise, responsibility, annual individual performance, particular industry and market conditions of a business segment (e.g. Semiconductor Systems, Precision Technology or Excel Technology, Inc.).

The Committee also considers the performance of the Company’s NEOs on an individual basis before determining the compensation arrangement for each of them.

The Committee may retain the services of advisors and it has the budgetary authority to hire such advisors as it deems necessary. In order to determine the competitiveness of the Company’s overall compensation for executive officers, the Company reviews the compensation for comparable positions within its industry, the historical compensation levels of the executive officers and the individual performance of executive officers evaluated against their individual objectives established for the preceding year.

On February 23, 2009, as a result of the impact of the world-wide economic downturn on the Company’s business and the internal review by the Company’s Audit Committee of potential errors in the recognition of revenue related to sales to customers in the Company’s Semiconductor Systems segment, the Committee approved a temporary reduction in the base salaries of all NEOs to be effective April 1, 2009. In addition, the cash bonus program for non-operating executives was postponed for 2009 and equity awards for all employees were postponed for 2009. As a result, the Committee did not engage an outside consultant to conduct a peer review in 2009.

Executive Compensation Program Elements

Executive compensation at the Company includes base salary, annual cash bonus incentive compensation, equity-based compensation and, depending on the individual, perquisites and severance benefits. Compensation benefits vary between executives based on the Committee’s determination as to what is appropriate under the policies set forth above. Each year, the Committee reviews each named executive officer’s total compensation and compares it with market data for similar positions at other public companies, market data and other relevant sources.

Base Salary

Base salary is compensation for services rendered in the job that the executive was hired to perform. In setting base salary, the Committee considers qualifications and experience, prior employment (including historical compensation), industry knowledge, scope of responsibilities (including potential growth in responsibilities), individual performance, quality of leadership, internal pay equity, survey data, and tax deductibility. No specific weighting is applied to the factors. Salaries are set once per year as part of the compensation review process. Annual increases to salaries, when approved and implemented, are based on individual performance, peer group data and cost of living adjustments.

Cash Bonus Incentive

For 2009, the Committee approved a 2009 Annual Management Bonus Program (“MBP”) for Operating Business Unit General Managers, including Stephen Webb and Philippe Brak. The MBP pays quarterly bonuses based upon the profits contributed by an operating business unit and other factors such as: strategic initiatives, new product introductions, and the potential of the team and of the business unit. The MBP is generally designed to incentivize management to drive short-term operating results. The Committee has delegated authority to the CEO to administer the 2009 Annual Management Bonus Program taking into account various discretionary factors. The general parameters of the 2009 Annual Management Bonus Program are as follows:

—	Bonuses are payable to the business units that generate and contribute profits for a particular business quarter;

—

Between 1.5% and 5% of the business unit’s profits will be allocated to a bonus pool for that business unit to be paid to that business unit’s key managers/contributors, including the General Manager. Between 25% and 60% of the amount allocated to the bonus pool is to be paid to the General Manager at the discretion of the Company’s CEO based on the size and nature of the division’s business, the amount of contributed profits for that quarter, consistency of the business unit in achieving quarterly profitability and positive cash flow from operations;

—

The actual bonuses paid to the managers and key contributors of each business unit will vary by business unit and by quarter since they take into account the strategic role and complexity of each business unit, the growth potential of the business unit, the progress made on new product development and team building, the role of each business unit president/general manager and his impact on the business unit as well as prior bonus payments and other factors; and

—

Target bonus pool amounts for each business unit are determined mostly from historical performance results. When a division has sustained a consistent level of profitability, a similar percentage of profits may be allocated for bonus payouts. In the case of a business unit that has not participated in this program in the past, the CEO will apply the factors mentioned above to determine an appropriate level of bonus pool to allocate to the business unit.

Annual cash bonuses for executives in non-operating business unit positions are intended to reward executive officers for the achievement of Company financial performance.

Equity-Based Compensation

The Company uses equity-based compensation to align executive compensation with long-term goals that enhance shareholder value. Equity grants are also intended to promote executive retention with the Company by extending vesting periods over several years.

It is the Company’s practice to make an initial equity-based grant to all executives at the time they commence employment in an amount that is consistent with those granted to executive officers within the Company and in the industry at similar levels of seniority using information obtained from sources such as the Radford Executive Compensation Survey, Culpepper Executive Compensation benchmark data and Equilar. In addition, the Company typically makes an annual grant of equity-based compensation to executives during the first fiscal quarter of each year.

Perquisites and Retirement Benefits

In addition to the elements of compensation discussed above, the Company offers the executive officers contributions towards health, dental, life, accidental death and dismemberment, and disability insurance premiums. The Company does not offer a deferred compensation program, nor does it offer retirement benefits other than a 401(k) defined contribution plan for US-based executives and comparable local country competitive retirement savings benefits for non-US-based executives This plan provides for Company matching contributions of 50% of the first six percent of compensation up to the maximum amount allowed under the Internal Revenue Code.

In 2009, the Company matched 100% of contributions made by executive officers to the retirement savings benefits plan in the United Kingdom up to a maximum of 8% of the executive officer’s earnings as defined in the associated plan document. Executives may also receive perquisites including, in various cases, a car allowance, tax preparation fee reimbursement, supplemental disability insurance, and other benefits, all of which are detailed in the Summary Compensation Table below.

2009 Executive Compensation

In October 2008, management presented a preliminary 2009 operating plan to the board of directors that included a stretch financial goal based upon achieving a level of operating profit that was approximately equal to the annual interest expense on the $210 million of 11% Senior Notes issued in August 2008 in connection with the Company’s acquisition of Excel Technology, Inc.

At the December 2008 Board meeting, in light of the world-wide economic slowdown and its unfolding impact on the Company’s operating results and the Audit Committee’s review of potential errors in the recognition of revenue related to sales to customers in the Semiconductor Systems segment, it was apparent that the Company’s fiscal 2009 operating results would be highly unpredictable. Consequently, the Board decided to postpone approval of financial and strategic objectives and compensation plans for 2009 until after the Audit Committee completed its review and the fiscal 2008 financial statements were filed.

On February 2009, the board of directors decided to postpone the consideration and approval of a 2009 budget until the Audit Committee completed its review and the fiscal 2008 financial statements were filed with the SEC. Accordingly, on February 23, 2009, the Committee approved the following actions:

—	Postpone consideration and approval of a 2009 executive bonus plan until after the Audit Committee has completed its review and the fiscal 2008 financials have been filed;

—	Approve a 2009 Annual Management Bonus Program for the managers and key contributors of the Company’s business units. Such program would be focused on short-term operating results and provide for quarterly payouts based on contributed profits. Under this Program, failure to generate operating profit or meet a minimum level of performance as determined by the Chief Executive Officer would result in no bonus earned or paid out pursuant to the 2009 Management Bonus Program; and

—

For non-operating executives, consolidated operating income would be used as a measure of overall financial performance. Discretionary factors would also be considered including executives’ efforts to meet current extraordinary challenges.

By March 2009, the global economic recession was having a major adverse effect on GSI’s businesses. In addition, the Company had announced that its previously issued interim and annual financial statements for fiscal years 2006 and 2007 and its interim financial statements for the first two quarters of fiscal 2008 could not be relied upon. As a result, management recommended a 20% temporary reduction in the base salaries of certain officers, including Messrs. Edelstein, Bellantuoni, Webb and Brak for one year. The Committee approved management’s recommendation and the members of the board of directors decided to reduce their retainers, meeting fees and annual stock awards by 20% until the Company was current with its SEC filings. In May 2009, the Nominating and Corporate Governance Committee deferred the implementation of the director compensation changes until after the July 2009 board of directors meeting.

Following is a description of the 2009 Annual Management Bonus Program as it applied to Mr. Brak and Mr. Webb who were NEOs for the year-ended December 31, 2009 and were eligible to participate in this Program.

—

Amounts earned pursuant to the 2009 Annual Management Bonus Program are determined based on the actual financial performance of the respective business unit. However, the determination of the bonus pool and amount allocated to the business unit manager were at the discretion of the Chief Executive Officer. Accordingly, individuals were to receive no cash payouts to the extent the financial performance of the business unit was deemed inadequate. Pursuant to the terms of the 2009 Annual Management Bonus Program, an overall bonus pool for the respective business unit was determined by the Chief Executive Officer based on actual operating profit earned by the business unit. Amounts earned by the business unit managers under the 2009 Annual Management Bonus Program were determined by the Chief Executive Officer based on an allocation of the overall bonus pool. Within the terms of the 2009 Annual Management Bonus Program, there were certain parameters defining a possible range of a business unit’s operating profits that could be allocated to an overall bonus pool and a possible range of the established bonus pool that could be allocated to the respective business unit managers; however, the determination of the overall bonus pool and business unit manager allocation was purely discretionary since neither a threshold financial or performance metric nor a maximum payout was outlined. The actual amount earned is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

In 2009, Mr. Webb received $7,830, which represents 17.0% of the Q4 2009 quarterly bonus pool established for the business unit that Mr. Webb managed, pursuant to the 2009 Annual Management Bonus Program. Mr. Brak did not receive a cash bonus pursuant to the 2009 Annual Management Bonus Program in 2009.

There was no bonus incentive plan pertaining to Dr. Edelstein or Mr. Bellantuoni during the year-ended December 31, 2009. Due to the Company’s unaudited 2009 financial results reflecting an operating loss, the Committee did not recommend a cash bonus payable to Dr. Edelstein or Mr. Bellantuoni for 2009.

The amounts paid to NEOs in the fiscal year ended December 31, 2009 are detailed in the compensation tables that follow this section. This section should be read in conjunction with the Executive Compensation Program Elements section above.

The significant impact of the economic downturn on the Company and the Company’s bankruptcy filing in November 2009 made it inappropriate to continue the equity-based component of the annual and long-term incentive awards.

Additionally, as a result of our Chapter 11 restructuring and the fact that a registration statement was not in effect for our 2006 Equity Incentive Plan, we have not had the ability to make any equity-based awards to our named executive officers. The 2006 Equity Incentive Plan was terminated upon our emergence from Chapter 11 as contemplated by the Final Chapter 11 Plan. Also, pursuant to the Final Chapter 11 Plan, our board of directors has been authorized to establish a new management incentive plan covering up to 8% of our fully-diluted common shares. The Company intends to adopt such a management incentive plan, subject to the approval of our board of directors and our shareholders.

The Company’s current principal executive officer is serving in an interim role and is compensated pursuant to an engagement letter with FTI Consulting Inc. for interim management services and not pursuant to the overall philosophies expressed in this Compensation Discussion and Analysis. The Company’s overall review of performance and compensation process will not be performed until a permanent CEO is hired.

Executive Severance Agreements

The board of directors and the Committee approved and implemented, effective February 3, 2009, a Termination and Change-In-Control Agreement for Dr. Edelstein which contained terms aimed at providing Dr. Edelstein with a severance package similar to that of his peers. In establishing Dr. Edelstein’s revised severance arrangement, the Committee approximated the midrange of the parameters from the consulting firm’s competitive report.

2009 CEO Compensation

On February 23, 2009, the Committee approved a temporary one-year reduction of base salary effective April 1, 2009. As a result of the adverse effect the world-wide economic downturn was having on the Company’s business and the Company’s status as a delinquent filer, no formal cash incentive plan was developed for the CEO in 2009 and no equity grants were awarded to him in 2009. Based on the Company’s expected fiscal 2009 operating loss, the Committee deemed it appropriate that Dr. Edelstein would receive no cash bonus for the Company’s fiscal 2009 performance.

CEO Separation and Release Agreement

On May 24, 2010, the Company entered into a Separation and Release Agreement with Dr. Edelstein in which the terms and conditions related to his resignation from employment effective May 25, 2010 were specified. In exchange for a set of comprehensive releases from Dr. Edelstein, the Company agreed to provide Dr. Edelstein with: 12 months of base salary in the form of salary continuance, a lump sum payment of $259,123.48 and immediate vesting of all outstanding unvested shares of restricted stock which were issued to him upon our emergence from bankruptcy.

The Compensation Calendar

The standard compensation cycle calls for the CEO to present a draft strategic plan presentation to the Committee at the October Committee meeting. The presentation includes a draft three-year strategic plan and long-term incentive plan (“LTIP”). Based on Committee feedback, a final strategic plan and LTIP proposal is submitted for approval at the December board of directors meeting. Starting in January, the Committee solicits private CEO performance feedback from each Board member with respect to the CEO’s performance evaluation for the prior year. The CEO submits a self evaluation which is circulated and discussed by the Committee members. At the February Committee meeting, the CEO provides the Committee with a detailed executive team compensation proposal, including performance reviews for the prior year, proposed bonus payouts based on performance, new objectives for the coming year and proposed LTIP grants. In advance of the meeting, the Committee is provided with individual compensation information, individual performance reviews, and annual compensation survey data. Based on Committee approval and recommendation, individual compensation packages for the coming year are then approved and presented at the February board of directors meeting. As part of this process, management completes individual performance reviews in January, which are used to calculate bonus and incentive compensation payments. Those recommendations are presented to the Committee in February for approval. In the event that payments are contingent upon meeting a financial goal, payments are made only after the audited year-end financial results are released in March.

Tax and Accounting Implications

In 2009, the Company’s compensation programs were affected by each of the following:

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Accounting for Stock-Based Compensation: The Company accounts for stock-based compensation in accordance with the requirements of Accounting Standard Codification (“ASC”) 718, “Stock Compensation” (formerly Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (SFAS No. 123 (R)). The Company also takes into consideration ASC 718 and other generally accepted accounting principles in determining changes to policies and practices for its stock-based compensation programs; and

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Section 162(m) of the Internal Revenue Code (IRC): This section generally limits the deductibility of compensation for a public company’s chief executive officer and its four other most highly compensated named executive officers unless the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). The Company periodically reviews the potential consequences of IRC Section 162(m), and it generally intends to structure the performance-based portion of executive compensation, where feasible, to comply with exemptions in IRC Section 162(m) so that the compensation remains tax deductible to the Company. The Committee in its judgment may; however, authorize compensation payments that do not comply with the exemptions in IRC Section 162(m) when it believes that such compensation is appropriate and in the best interests of the shareholders after taking various factors into consideration, including business conditions and the performance of such executive officer.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis, and based on such review and discussions, has recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s 2010 Management Proxy Circular.

Mr. Stephen Bershad (Chairperson)

Mr. Dennis Fortino

Mr. Peter Heiland

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation earned during the fiscal years-ended December 31, 2009, 2008 and 2007 by each of the Company’s NEOs. For the year-ended December 31, 2009, the Company’s NEOs consisted of: (i) the individual who served as the Chief Executive Officer (S. Edelstein) during the year-ended December 31, 2009 and (ii) the three most highly compensated executive officers other than the Chief Executive Officer who were serving as of December 31, 2009 (A. Bellantuoni, P. Brak and S. Webb). The Company did not employ any other executives that would qualify as NEOs (including any Principal Financial Officer) for the year-ended December 31, 2009.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)		Non-Equity Incentive Plan Compensation ($)(3) (g)		All Other Compensation ($)(4) (i)	Total ($) (j)
Sergio Edelstein, Ph.D.	2009	442,400	-	-		-		18,174	460,574
President and	2008	514,000	-	607,500	(5)	176,800		21,997	1,320,297
Chief Executive Officer	2007	495,385	-	1,404,360	(6)	333,937		141,445	2,375,127

Philippe Brak	2009	212,692	-	-		-		546,836	759,528
Vice President	2008	250,962	25,000	202,500	(7)	37,500		461,855	977,817
and General
Manager
Stephen Webb	2009	177,375	-	-		7,830	(9)	32,684	217,889
Managing	2008	251,417	-	101,250	(8)	12,762		37,476	402,905
Director	2007					Not a NEO

Anthony Bellantuoni	2009	186,022	-	-		-		19,670	205,692
Vice President,	2008	215,880	-	101,250	(8)	8,736		24,575	350,411
Corporate	2007					Not a NEO
Resources

(1)	Amounts shown exclude performance-based incentive payments which to the extent applicable are included in “Non-Equity Incentive Plan Compensation”. Amount shown for Mr. Brak in 2008 represents a one-time signing bonus earned by and paid to Mr. Brak in 2008.

(2)	Amounts shown do not reflect compensation actually received. Rather, amounts shown represent the aggregate grant date fair value of these awards determined in accordance with ASC 718 (disregarding an estimate of forfeitures related to service-based vesting conditions). Under ASC 718, compensation expense with respect to stock awards is generally recognized over the vesting periods applicable to the awards. For further discussion regarding the assumptions used in the estimation of the fair value of these awards and details regarding the associated calculation of compensation cost related thereto, refer to Note 10 of the Notes to Consolidated Financial Statements in the accompanying Annual Report for the year ended December 31, 2009. There were no stock or option awards granted in the fiscal year ended December 31, 2009.

(3)

Amounts shown consist of awards earned during the period based on performance under the applicable annual cash bonus incentive plan. With the exception of amounts earned in 2008, amounts earned under the Company’s annual cash bonus incentive plan are typically payable by their terms at a later date in the year following the year in which they are earned, subject to continued employment through the date of payment. Amounts shown for 2008 were payable by their terms in March 2009, subject to continued employment through the date of payment. In February 2009, the Company deferred payment of the amounts earned in 2008 pursuant to the Annual Cash Bonus Incentive Plan until successful completion of the Company’s restatement upon filing of the Form 10-K for the year-ended December 31, 2008, amounts earned by Dr. Edelstein in 2008 were also deferred to a later date. There was no annual cash bonus incentive plan applicable to Dr. Edelstein or Mr. Bellantuoni in fiscal year 2009.

(4)	Includes the following for 2009:

	Dr. Edelstein ($)	Mr. Brak ($)	Mr. Webb ($)	Mr. Bellantuoni ($)
Car Allowance	$12,046	$-	$11,838	$8,734
Defined Contribution Plan Match	3,646	6,192	17,953	4,590
Life Insurance Premiums	1,032	368	2,893	1,036
Tax Preparation Fees	1,450	-	-	5,310
Relocation Costs[1]	-	540,276	-	-

	$18,174	$546,836	$32,684	$19,670

[1]

Amount relates to reimbursements for costs incurred while Mr. Brak was on assignment in Rugby, UK, including tax-related gross-up payments, and the related relocation costs incurred in connection with Mr. Brak’s relocation from Rugby, UK to California, USA.

(5)	Excludes 132,000 performance-based restricted stock awards that were granted on March 14, 2008 and were forfeited during the year-ended December 31, 2008. At the time of the grant, it was not probable that the performance conditions related to these shares would be achieved. Assuming the highest level of performance conditions would be achieved, the aggregate grant date fair value of all stock awards granted to Dr. Edelstein in 2008 would be $1,676,700, an increase of $1,069,200 to the number reported in the table above.

(6)	Excludes 66,000 performance-based restricted stock awards that were granted on March 26, 2007 and were forfeited during the year-ended December 31, 2008. At the time of the grant, it was not probable that the performance conditions related to these shares would be achieved. Assuming the highest level of performance conditions would have been achieved, the aggregate grant date fair value of all stock awards granted to Dr. Edelstein in 2007 would be $2,061,720, an increase of $657,360 to the number reported in the table above.

(7)	Excludes 44,000 performance-based restricted stock awards that were granted on March 14, 2008 and were forfeited during the year-ended December 31, 2008. At the time of the grant, it was not probable that the performance conditions related to these shares would be achieved. Assuming the highest level of performance conditions would be achieved, the aggregate grant date fair value of all stock awards granted to Mr. Brak in 2008 would be $558,900, an increase of $356,400 to the number reported in the table above.

(8)	Excludes 22,000 performance-based restricted stock awards that were granted on March 14, 2008 and were forfeited during the year-ended December 31, 2008. At the time of the grant, it was not probable that the performance conditions related to these shares would be achieved. Assuming the highest level of performance conditions would be achieved, the aggregate grant date fair value of all stock awards granted to each of Mr. Webb and Mr. Bellantuoni in 2008 would be $279,450, an increase of $178,200 to the respective numbers reported in the table above.

(9)	Amount shown represents cash bonus payable pursuant to the 2009 Annual Management Bonus Program.

Grants of Plan-Based Awards

The following table sets forth information regarding all plan-based awards granted to the Company’s Named Executive Officers during the year-ended December 31, 2009.

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name (a)	Type	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	Grant Date Fair Value of Stock Awards ($) (l)
Sergio	Bonus	-	-	-	-
Edelstein, Ph.D.	Equity	-				-	-	-	-

Philippe	Bonus	2/23/2009	- (3)	20,222 (4)	43,920 (5)
Brak	Equity	-				-	-	-	-
Stephen	Bonus	2/23/2009	- (3)	3,564 (4)	7,740 (5)
Webb	Equity	-				-	-	-	-

Anthony	Bonus	-	-	-	-
Bellantuoni	Equity	-				-	-	-	-

(1)	Amounts in these columns reflect threshold, target and maximum payout levels under the 2009 Annual Management Bonus Program, the only applicable bonus program for the year ended December 31, 2009. Mr. Brak and Mr. Webb are the only NEOs for the year-ended December 31, 2009 that were eligible to participate in the 2009 Annual Management Bonus Program due to their respective roles as Vice President/General Manager and Managing Director, of certain business units. Amounts earned pursuant to the 2009 Annual Management Bonus Program are determined based on the financial performance of the respective business units. However, the determination of the bonus pool and amount allocated to the business unit manager were at the discretion of the Chief Executive Officer. Accordingly, individuals were to receive no cash payouts to the extent the financial performance of the business unit was deemed inadequate. Pursuant to the terms of the 2009 Annual Management Bonus Program, an overall bonus pool for the respective business unit was determined by the Chief Executive Officer based on actual operating profit earned by the business unit. Amounts earned by the business unit managers under the 2009 Annual Management Bonus Program were determined by the Chief Executive Officer based on an allocation of the overall bonus pool. Within the terms of the 2009 Annual Management Bonus Program, there were certain parameters defining a possible range of a business unit’s operating profits that could be allocated to an overall bonus pool and a possible range of the established bonus pool that could be allocated to the respective business unit managers; however, the determination of the overall bonus pool and business unit manager allocation was purely discretionary since neither a threshold financial or performance metric nor a maximum payout was outlined. The actual amount earned is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. There was no bonus incentive plan pertaining to Dr. Edelstein or Mr. Bellantuoni during the year-ended December 31, 2009.

(2)	There was no equity incentive plan for the year-ended December 31, 2009 and there were no equity awards granted during the year-ended December 31, 2009.

(3)

Failure to generate operating profit or meet a minimum level of performance as determined by the Chief Executive Officer would have resulted in no bonus earned or paid out pursuant to the 2009 Annual Management Bonus Program.

(4)	The target payouts assume the achievement of the quarterly operating profit objective pursuant to the respective business unit’s fiscal year 2009 forecast. Additionally, the target payouts assume that the overall bonus pool for the respective business unit is established at the mid-point of the range as defined in the 2009 Annual Management Bonus Program and that the allocation of the bonus pool to the respective executive is also at the mid-point of the range as defined in the 2009 Annual Management Bonus Program.

(5)	The maximum potential payouts assume the achievement of the quarterly operating profit objective pursuant to the respective business unit’s fiscal year 2009 forecast. Additionally, the maximum potential payouts assume that the overall bonus pool for the respective business unit is established at the maximum of the range as defined in the 2009 Annual Management Bonus Program and that the allocation of the bonus pool to the respective executive is also at the maximum of the range as defined in the 2009 Annual Management Bonus Program. However, the maximum potential payouts under the 2009 Annual Management Bonus Program were unlimited. The actual amount paid to Mr. Brak and Mr. Webb, respectively, under the 2009 Annual Management Bonus Program was $0 and $7,830, respectively. See the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised options and stock that has not yet vested for each of the Company’s Named Executive Officers outstanding as of December 31, 2009.

		Option Awards			Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Sergio	7/10/06				-	-	-	-
Edelstein, Ph.D.	7/10/06				-	-	150,000 (2)	130,500
	7/10/06				-	-	-	-
	3/26/07				25,000 (3)	21,750	-	-
	3/26/07				22,000 (4)	19,140	-	-
	3/14/08				50,000 (5)	43,500	-	-

Philippe	3/14/08				16,666 (5)	14,499	-	-
Brak
Stephen	9/3/04	10,000	$10.09	9/3/2010
Webb	5/18/06				-	-	-	-
	5/18/06				-	-	-	-
	3/26/07				3,333 (3)	2,900	-	-
	3/26/07				2,933 (4)	2,552	-	-
	3/14/08				8,333 (5)	7,250	-	-

Anthony	10/22/07				5,000 (6)	4,350	-	-
Bellantuoni	10/22/07				4,400 (7)	3,828	-	-
	3/14/08				8,333 (5)	7,250	-	-

(1)	Represents the product of the shares in column (g) or column (i) multiplied by $0.865, the closing market price of the Company’s common shares on the Pink OTC Markets Inc. as of December 31, 2009.

(2)	Represents a performance-based restricted share award granted on July 10, 2006. The achievement of the 150,000 restricted share award was scheduled to be measured upon completion of audited financial statements for the year-ended December 31, 2009. At that time, any shares earned under the 150,000 restricted share award would immediately vest. The vesting of these shares was accelerated pursuant to Dr. Edelstein’s Separation and Release Agreement effective May 25, 2010.

(3)	Represents time-based restricted shares granted on March 26, 2007. These shares vested in one installment on March 26, 2010. Due to restrictions on the issuance of equity awards related to the Company’s Chapter 11 proceedings, the shares that vested on March 26, 2010 were not issued until the Company’s emergence from Chapter 11 proceedings on July 23, 2010.

(4)	Represents performance-based restricted shares granted on March 26, 2007. These shares vested in one installment on March 26, 2010. Due to restrictions on the issuance of equity awards related to the Company’s Chapter 11 proceedings, the shares that vested on March 26, 2010 were not issued until the Company’s emergence from Chapter 11 proceedings on July 23, 2010.

(5)	Represents time-based restricted shares granted on March 14, 2008. These shares were scheduled to vest in two equal installments on March 14, 2010 and March 14, 2011, provided that the executive remains employed by the Company on the vesting dates. The first installment vested on March 14, 2010. As it pertains to Dr. Edelstein’s respective shares, the scheduled vesting of the final installment was accelerated pursuant to Dr. Edelstein’s Separation and Release Agreement effective May 25, 2010.

(6)	Represents time-based restricted shares granted on October 22, 2007. These shares vested in full in one installment on March 26, 2010. Due to restrictions on the issuance of equity awards related to the Company’s Chapter 11 proceedings, the shares that vested on March 26, 2010 were not issued until the Company’s emergence from Chapter 11 proceedings on July 23, 2010.

(7)	Represents performance-based restricted shares granted on October 22, 2007. These shares vested in full in one installment on March 26, 2010. Due to restrictions on the issuance of equity awards related to the Company’s Chapter 11 proceedings, the shares that vested on March 26, 2010 were not issued until the Company’s emergence from Chapter 11 proceedings on July 23, 2010.

Option Exercises and Stock Vested

The following table sets forth information regarding all stock options exercised and the value realized upon exercise and all restricted stock awards that vested and the value realized upon vesting by each of the Company’s Named Executive Officers during the year-ended December 31, 2009.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Sergio Edelstein, Ph.D.	-	-	143,598	98,751
Philippe Brak	-	-	8,334	6,251
Stephen Webb	-	-	15,819	11,574
Anthony Bellantuoni	-	-	13,567	11,679

(1)	No options were exercised by any of the Company’s Named Executive Officers during the fiscal year ended December 31, 2009.

(2)	Value realized on vesting is computed by multiplying the number of shares of stock vested by the closing market price of the Company’s common shares on the applicable vesting date.

Potential Payments Upon Termination or Change of Control

The following table sets forth estimated compensation that the Company would be obligated to provide to each of the Company’s Named Executive Officers upon termination of employment or change in control pursuant to the terms of individualized employment agreements. Other than these agreements, there are no other plans or other contractual obligations triggered upon termination of employment or change in control related to the Company’s Named Executive Officers. The amounts reflected in the following table assume that the termination of employment or change in control occurred on December 31, 2009.

Dr. Edelstein’s employment with the Company terminated effective May 25, 2010 and the two parties entered into a Separation and Release Agreement as of May 24, 2010, which sets forth the actual separation payments and benefits that the Company agreed to provide to Dr. Edelstein.

Name	Event	Salary ($)	Bonus ($)	Health & Dental Benefits ($)	Immediate Vesting of Outstanding Stock ($)	Total ($)
Sergio Edelstein, Ph.D. (7)	Termination for cause or by employee without good reason	All amounts earned or accrued through termination date	176,800 (2) (All amounts earned or accrued through termination date)	-	-	176,800 + All other amounts earned or accrued through termination date
	Termination by reason of death or disability	All amounts earned or accrued through termination date	176,800 (2) (All amounts earned or accrued through termination date) + Current Year Target Bonus(3)	-	-	176,800 + All other amounts earned or accrued through termination date
	Position eliminated prior to a change in control	All amounts earned or accrued through termination date + $780,000 (1) (18 months)	176,800 (2) (All amounts earned or accrued through termination date) + Current Year Target Bonus(3) + Target Bonus (18 months) (4)	32,580(5) (18 months)	-	989,380 + All other amounts earned or accrued through termination date
	Position eliminated upon or during the 24 months following a change in control	All amounts earned or accrued through termination date + 1,040,000 (1) (24 months)	176,800 (2) (All amounts earned or accrued through termination date) + Current Year Target Bonus(3) + Target Bonus (24 months) (4)	43,440(5) (24 months)	214,890(6)	1,475,130 + All other amounts earned or accrued through termination date

Philippe Brak	No agreement.
Stephen Webb	No agreement
Anthony Bellantuoni	No agreement.

(1)	Amounts based on the executive’s annual base salary for the year-ended December 31, 2009.

(2)	Amounts based on bonus earned for the year ended December 31, 2008 that was not paid as of December 31, 2009.

(3)	Amounts based on 100% of bonus potential for the year-ended December 31, 2009. There was no bonus potential in fiscal year 2009, so the amount is 0% of annual base salary.

(4)	Amounts based on 100% of bonus potential for the respective severance period (i.e., 18 or 24 months) which is based on 100% of bonus potential for the year-ended December 31, 2009. There was no bonus potential in fiscal year 2009, so the amount is 0% of annual base salary.

(5)	Amounts based on a continuation of the executive’s health and dental benefits at the election level in which the individual is enrolled as of December 31, 2009.

(6)	Represents the outstanding number of shares of 247,000 multiplied by $0.865, the closing market price of the Company’s common shares as of December 31, 2009.

(7)	Amounts for Dr. Edelstein represent those payable upon termination of employment or change in control pursuant to Termination and Change-In-Control Agreement by and between the Company and Dr. Edelstein effective February 3, 2009, such agreement was superseded by the Separation and Release Agreement by and between the Company and Dr. Edelstein effective May 25, 2010.

Termination Agreements for Sergio Edelstein

The following is a summary of certain Termination Agreements with Dr. Edelstein in effect during the fiscal year-ended December 31, 2009. These Termination Agreements were generally superseded by the Separation Agreement described below. See “Separation and Release Agreement for Sergio Edelstein” below.

On June 3, 2006, the Company entered into an employment arrangement with Dr. Edelstein effective July 10, 2006. Pursuant to the terms of the employment arrangement, in the event of a change of control in which Dr. Edelstein’s position was eliminated, he would receive the equivalent of two years salary, two years bonus calculated at 100% achievement of objectives, and all outstanding stock would immediately vest. Furthermore, the Company agreed that if his employment is terminated for reasons other than “for cause”, Dr. Edelstein will receive the equivalent of 18 months salary and a bonus calculated at 100% achievement of objectives for that same period. No benefits would be payable to Dr. Edelstein in the event of death, disability, resignation, retirement, change in responsibilities, a change in control which did not result in a termination, or for termination “for cause”. The agreement with Dr. Edelstein did not have an expiration date; however, the termination provisions of the employment arrangement were superseded by the Termination and Change-in-Control Agreement executed February 3, 2009.

On February 3, 2009, the Company entered into a Termination and Change-In-Control Agreement (the “Termination Agreement”) with Dr. Edelstein. The Termination Agreement was intended to capture all previous oral and written arrangements, understandings and agreements between the Company and Dr. Edelstein with respect to certain terms and conditions of Dr. Edelstein’s employment with the Company as Chief Executive Officer and superseded all prior agreements, understandings and arrangements with respect to such terms.

Pursuant to the terms of the Termination Agreement, upon any termination of Dr. Edelstein’s employment by the Company for cause, disability or death, or by Dr. Edelstein without good reason, Dr. Edelstein would be entitled to receive all amounts earned or accrued through such date of termination, including: (i) base salary then in effect, (ii) reimbursement for certain monies advanced in connection with employment, (iii) vacation pay, (iv) any bonuses for the prior fiscal year which would have been eligible for payment but for such termination, and (v) any previous compensation which Dr. Edelstein previously deferred (collectively, the “Accrued Compensation”). In addition, in the event Dr. Edelstein was terminated by reason of death or disability, the Company agreed to pay to Dr. Edelstein or his beneficiaries an amount equal to the bonus award he would have been entitled to receive in respect of the fiscal year in which such termination occurred had he continued to be employed until the end of such fiscal year, calculated as if all performance targets and goals had been fully met and pro rated for the number of days elapsed in such fiscal year through the termination date (the “Pro Rata Bonus”).

Upon any termination of Dr. Edelstein’s employment by the Company prior to a change in control of the Company, other than for cause, death or disability, or by Dr. Edelstein for good reason, Dr. Edelstein would be entitled to receive: (i) all Accrued Compensation, (ii) a Pro Rata Bonus, (iii) a lump sum severance payment in an amount equal to 1.5 times (x) his annual base salary then in effect plus (y) 100% of his target bonus amount, calculated as if all performance targets and goals had been fully met, and (iv) a continuation of certain Company benefits for a period of eighteen months following his termination; provided, however, that if such termination occurs within twenty-four months of a change in control of the Company, Dr. Edelstein would be entitled to receive 2.0 times (x) his annual base salary then in effect plus (y) 100% of his target bonus amount, calculated as if all performance targets and goals had been fully met, a continuation of certain Company benefits for a period of twenty-four months following his termination, and the vesting of all equity-based compensation awards issued to Dr. Edelstein prior to the date of termination would fully accelerate. In the event that any of the foregoing payments to Dr. Edelstein were deemed “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, the Company would either pay the full parachute payment, subject to the excise tax, or, at Dr. Edelstein’s election, a payment reduced to 2.99 times Dr. Edelstein’s Section 280G “base amount” that is not subject to the excise tax.

The Termination Agreement also provided that in the event Dr. Edelstein was made a party, or was threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company, the Company would indemnify Dr. Edelstein for all costs, expenses, liabilities, losses, judgments, fines, attorneys’ fees and settlement amounts reasonably incurred by Dr. Edelstein in his capacity as a director, officer, employee or agent of the Company, whether or not Dr. Edelstein was then serving as a director, officer, employee or agent of the Company, to the fullest extent authorized or permitted under applicable law. In addition, the Company agreed to advance to Dr. Edelstein all reasonable costs and expenses to be incurred by him in connection with the foregoing proceedings, under certain circumstances. The Company further agreed to continue and maintain a directors and officers’ liability insurance policy covering Dr. Edelstein to the extent that such a policy is provided to the Company’s other executive officers. Further, pursuant to the Termination Agreement, Dr. Edelstein agreed to a non-competition and non-solicitation covenant during the period beginning on February 3, 2009 and ending twelve months following termination of his employment; provided, however, that in the case of termination by the Company without cause or by Dr. Edelstein for good reason, the non-competition covenant shall terminate coterminous with the period for which Dr. Edelstein receives payment.

The Termination Agreement had a term of three years from the effective date of February 3, 2009, with annual renewals thereafter at the Company’s discretion or as otherwise extended pursuant to the terms of the Termination Agreement; provided, however, that if a Change in Control, as defined, event occurred during the term, then the terms of the Termination Agreement will not expire prior to the second anniversary of the associated Change in Control event. The Termination Agreement was superseded by the Separation Agreement described below.

Separation and Release Agreement for Sergio Edelstein

Dr. Edelstein’s employment with the Company terminated effective May 25, 2010. The Company entered into a Separation and Release Agreement (“Separation Agreement”) with Dr. Edelstein as of May 24, 2010, which superseded the Termination and Change-In-Control Agreement. Pursuant to the Separation Agreement, Dr. Edelstein executed a release in favor of the Company in exchange for certain separation benefits. More specifically, the Separation Agreement with Dr. Edelstein provided for payment of the following benefits:

—	All accrued and unpaid base salary earned through May 25, 2010;

—	Payment for earned and accrued unused vacation time through May 25, 2010;

—	12 months of salary continuation, $520,000, to be paid in accordance with the Company’s normal bi-weekly payroll practices;

—	A lump sum payment of $259,123.48; and

—

Reimbursement for all reasonable business expenses incurred by Dr. Edelstein prior to termination provided that expenses are submitted in accordance with the Company’s policies no later than 45 days following the termination date.

In addition, in accordance with the terms of the Separation Agreement, the vesting associated with all of Dr. Edelstein’s unvested previously issued restricted stock awards was accelerated effective on the date of employment termination. The vesting was accelerated for all outstanding awards whether subject to only service-based vesting conditions or also subject to the achievement of performance metrics.

Impact of Change of Control on Equity Compensation Arrangements

Pursuant to the terms of the Company’s 2006 Equity Incentive Plan, in the event of a Change of Control, as defined, the vesting of any equity compensation awards granted to any employees and directors, including the Named Executive Officers, with the exception of Dr. Edelstein, is subject to the terms contained in such plan. As defined by the 2006 Equity Incentive Plan, a Change of Control means the occurrence of any of the following:

1. An “acquisition”, as defined in the plan, unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction; or

2. Any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under said Exchange Act) of securities possessing more than 20% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders that the Board does not recommend such shareholders accept, other than (i) the Company or an Affiliate, as defined; (ii) an employee benefit plan of the Company or any of its Affiliates, as defined; (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, as defined, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities; or

3. Over a period of 36 consecutive months or less, there is a change in the composition of the Board of Directors (the “Board”) such that a majority of Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board; or

4. A majority of the Board votes in favor of a decision that a Change of Control has occurred.

Pursuant to the 2006 Equity Incentive Plan, upon a Change of Control, as defined:

1. Any and all Options and Stock Appreciation Rights not already excercisable in full shall continue to vest and become exercisable after the Change of Control in accordance with the terms of the 2006 Equity

Incentive Plan and the applicable Award Agreement, as defined; provided, however, that such Options and Stock Appreciation Rights shall accelerate in full upon any termination by the Company or any Affiliate, as defined, of an individual’s employment or other association with the Company and its Affiliates (or any successor thereto), as defined, other than on dismissal for cause, within one year following the Change of Control; and

2. Any Restricted Stock and Restricted Stock Units still subject to a risk of forfeiture at the date of the Change of Control which risk is not based on achievement of performance goals shall continue to vest after the Change of Control in accordance with the terms of the 2006 Equity Incentive Plan and the applicable Award Agreement, as defined; provided, however, that such Restricted Stock or Restricted Stock Units shall accelerate in full upon any termination by the Company or an Affiliate, as defined, of an individual’s employment or other association with the Company and its Affiliates (or any successor thereto), as defined, other than on dismissal for cause, within one year following the Change of Control; and

3. All outstanding Awards of Restricted Stock and Restricted Stock Units conditioned on the achievement of performance goals and the target payout opportunities attainable under outstanding Performance Units shall be deemed to have been satisfied as of the effective date of the Change of Control as to a pro rata number of shares based on the assumed achievement of all relevant performance goals and the length of time within the performance period which has elapsed prior to the Change of Control and the balance forfeited. All such awards of Performance Units and Restricted Stock Units shall be paid to the extent earned to individuals in accordance with their terms within 30 days following the effective date of the Change of Control.

None of the foregoing shall apply, however, (i) in the case of a Qualified Performance-Based Award, as defined, specifically designated as such by the Compensation Committee at the time of the grant (except to the extent allowed by Section 162(m) of the Internal Revenue Code of 1986), (ii) in the case of any Award pursuant to an Award Agreement, as defined, requiring other or additional terms upon a Change of Control (or similar event), or (iii) if specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges.

As of December 31, 2009, the only unvested equity compensation awards were comprised entirely of restricted stock awards, as all of the Company’s previously granted stock option awards were accelerated on December 31, 2005. As of December 31, 2009, with the exception of Dr. Edelstein, for whom the Change of Control provisions pursuant to the 2006 Equity Incentive Plan do not apply, all unvested performance-based restricted stock awards thereto for granted were either: (i) earned, subject to vesting in 1/3 annual increments, or (ii) forfeited. Accordingly, as of December 31, 2009, there were no unvested restricted stock awards conditioned on the achievement of performance goals.

On the Company’s emergence from bankruptcy all outstanding options and restricted stock awards that were unvested and did not accelerate on emergence were assumed and remain outstanding as options and restricted stock of the reorganized Company on the terms that applied prior to emergence.

DIRECTOR COMPENSATION

In general, the Company uses a combination of cash and equity-based compensation to attract and retain candidates to serve on the Company’s board of directors. The Company does not compensate directors who are also employees for their service on the board of directors. As a result during the year-ended December 31, 2009, Dr. Edelstein, the Company’s then-current President and Chief Executive Officer, did not receive any compensation for his service on the board of directors. The board of directors’ compensation is overseen by the Nominating and Corporate Governance Committee rather than the Compensation Committee, which focuses on employee compensation. The Nominating and Corporate Governance Committee periodically reviews its cash and equity-based compensation for non-employee directors and makes recommendations to the board of directors for any adjustments.

With respect to the Company’s fiscal year ended December 31, 2009, each director received an annual retainer and per meeting fees for his or her service on the board of directors. In addition, each director who served as chairperson of a committee of the board of directors received an additional annual retainer. Historically (i.e., prior to February 2009), each director received an annual director fee of $16,500, and an annual grant of $50,000 of time-based restricted stock that vested annually in equal increments over three years, beginning on the first anniversary of the grant date. Historically, the Chairman of the Board received an additional annual fee of $40,500, while the chairperson for the Audit Committee received an additional annual fee of $6,000, the chairperson for the Compensation Committee and the chairperson for the Nominating and Corporate Governance Committee each received an additional annual fee of $3,000 and the chairperson for the Technology Committee received an additional annual fee of $2,000. In addition, historically, fees for each in-person individual meeting were $1,500, while fees for each individual teleconference meeting were $750. As of the end of the Company’s fiscal year ended December 31, 2009, each director was also a party to an indemnification agreement with the Company. Such indemnification agreements generally provide, among other things, that each director shall be indemnified to the fullest extent permitted by applicable law against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director in connection with any proceeding by reason of his or her relationship with the Company. In addition, such indemnification agreements provide for the advancement of expenses incurred by such director in connection with any proceeding covered by such indemnification agreements, subject to the conditions set forth therein and to the extent such advancement is not prohibited by law.

In February 2009, the Nominating and Corporate Governance Committee approved a reduction of all board of directors annual retainers and per meeting fees by 20%. In addition, in February 2009, the Nominating and Corporate Governance Committee enacted a change in the director compensation structure such that annual retainers and per meeting fees would be payable in shares of the Company’s common stock, subject to selling restrictions for a period of 12 months. Furthermore, in February 2009, the Nominating and Corporate Governance Committee approved a reduction in the annual grant of time-based restricted stock from $50,000 to $40,000. Otherwise, the terms and conditions of the annual grant of time-based restricted stock were to remain unchanged such that the award vests annually in equal increments over three years, beginning on the first anniversary of the grant date. In May 2009, the Nominating and Corporate Governance Committee deferred the implementation of the director compensation changes until after the July 2009 board of directors meeting. In July 2009, the board of directors agreed that no shares would be issued as compensation to the members of the board of directors prior to the completion of the Company’s restatement efforts and the conclusion of the matters with the Company’s noteholders.

Upon emergence from its Chapter 11 restructuring on July 23, 2010, the Company’s board of directors was reconstituted. Fees payable in shares of the Company’s common stock for compensation related to annual retainers and individual meetings that occurred on or prior to the date of petition on November 20, 2009 were issued to the members of the pre-emergence board of directors on July 23, 2010 to the extent such shares (had they been issued) had vested as of July 23, 2010. Fees payable for compensation related to annual retainers and individual meetings that occurred subsequent to the date of petition were paid in cash to the members of the pre-emergence board of directors. For members of the pre-emergence board of directors who were named to the reconstituted post-emergence board of directors, the annual grant of $40,000 time-based restricted stock was issued subject to the Company’s standard three year annual vesting schedule. For members of the pre-emergence board of directors who were not named to the reconstituted post-emergence board of directors, but for whom the retirement provisions of the Company’s equity plan applied, were awarded the annual grant of $40,000 of time-based restricted stock, but in the form of fully vested common shares. Members of the pre-emergence board of directors who were not either named to the reconstituted post-emergence board of directors or affected by the retirement provisions of the Company’s equity plan forfeited their rights to the 2009 annual grant of $40,000 of time-based restricted stock. Additionally, Ms. Hatsopoulos received an additional cash payment of $45,000 in recognition of her services during the Chapter 11 restructuring.

Following the Company’s emergence from its Chapter 11 restructuring, the Nominating and Corporate Governance Committee engaged Towers Watson to evaluate the board’s non-employee director compensation practices. In September 2010, following such evaluation, our board of directors approved the following compensation for non-employee directors:

—	Each non-employee member of the board of directors will receive an annual retainer in the amount of $125,000;

—	The Chairman of the Audit Committee will receive an additional annual retainer in the amount of $15,000;

—

The Chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee will each receive an additional annual retainer in the amount of $10,000 (unless any such Chairman is also serving as non-executive Chairman of the board of directors); and

—	The non-executive Chairman of the board of directors will receive an additional annual retainer in the amount of $125,000.

Fifty percent of the foregoing non-employee director compensation will be paid in the form of cash and the remaining fifty percent of such compensation will be payable in the form of “deferred stock units” that will be convertible into shares of our common stock upon a holder’s termination of directorship with the Company.

Director Compensation Table

The following table sets forth information regarding the compensation earned during the fiscal year ended December 31, 2009 by the Company’s non-employee directors.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2)(3)(4) (c)	Total ($) (h)
Richard Black (5) (6)	67,650	58,600	126,250
Garrett Garrettson, Ph.D. (5) (6)	38,000	50,900	88,900
Phillip Griffiths, Ph.D. (5) (6)	39,000	50,500	89,500
Marina Hatsopoulos (5) (6)	45,450	51,100	96,550
Byron Pond (5) (6)	44,700	51,100	95,800
Benjamin Virgilio (5) (6)	40,350	50,500	90,850

(1)	All fees earned by the Company’s board of directors during the year-ended December 31, 2009 were paid in full prior to August 31, 2010. The following table shows the amounts earned and paid as of December 31, 2009 and the amounts earned, but accrued as of December 31, 2009. The amounts accrued as of December 31, 2009 represent annual retainers and individual meeting fees earned subsequent to the date of the Company’s bankruptcy petition on November 20, 2009 through December 31, 2009.

Name	Paid in Cash as of 12/31/09 ($)	Accrued as of 12/31/09 ($)	Total ($)
Richard Black	53,250	14,400	67,650
Garrett Garrettson, Ph.D.	32,500	5,500	38,000
Phillip Griffiths, Ph.D.	34,500	4,500	39,000
Marina Hatsopoulos	39,750	5,700	45,450
Byron Pond	39,000	5,700	44,700
Benjamin Virgilio	35,250	5,100	40,350

(2)	Amounts shown do not reflect compensation actually received. Rather, amounts shown represent the aggregate grant date fair value of these awards determined in accordance with ASC 718 (disregarding an estimate of forfeitures related to service-based vesting conditions). Under ASC 718, compensation expense with respect to stock awards is generally recognized over the vesting periods applicable to the awards. For further discussion regarding the assumptions used in the estimation of the fair value of these awards and details regarding the associated calculation of compensation cost related thereto, refer to Note 10 of the Notes to Consolidated Financial Statements in the accompanying Annual Report for the year ended December 31, 2009.

(3)	All restricted shares were granted at the closing price of the Company’s common shares on the NASDAQ or the Pink OTC Markets Inc. on the date of grant. Accordingly, the annual restricted share awards granted with respect to 2009 were issued at $0.68 per share. The annual restricted share awards were scheduled to vest one-third annually on each of the first, second and third anniversaries of the date of grant, subject to continued service on the date of vesting. Fees payable in shares of the Company’s common stock for compensation related to annual retainers and individual meetings were issued at the closing price of the Company’s common shares as of the respective quarter-end to which the fees relate. Accordingly, the third quarter annual retainers and individual meeting fees were issued at $0.68 per share and the fourth quarter pre-petition annual retainers and individual meeting fees were issued at $0.865 per share. The issuance of shares associated with restricted stock awards granted with respect to 2009 was deferred until completion of the Company’s restatement of its previously issued financial statements as reported in the Annual Report on Form 10-K for the year ended December 31, 2008 and the resolution of the Company’s bankruptcy proceedings. The annual restricted share awards granted with respect to 2009 were issued on the Company’s emergence from bankruptcy on July 23, 2010, to the extent such grant had vested or accelerated at such date, with the exception of Mr. Pond. Mr. Pond’s annual restricted share award with respect to 2009 is scheduled to vest one-third annually on each of the first, second and third anniversaries of the date of grant, subject to continued service on the date of vesting. The restricted share awards for annual retainers and individual meeting fees were issued on the Company’s emergence from bankruptcy on July 23, 2010, to the extent such grant had vested or accelerated at such date. The aggregate grant date fair value of restricted share awards granted with respect to the year-ended December 31, 2009 represents the following:

Name	2009 Annual Award ($)	2009 Third Quarter Fees ($)	2009 Fourth Quarter Pre- Petition Fees ($)	Total ($)
Richard Black	40,000	15,600	3,000	58,600
Garrett Garrettson, Ph.D.	40,000	7,900	3,000	50,900
Phillip Griffiths, Ph.D.	40,000	7,500	3,000	50,500
Marina Hatsopoulos	40,000	8,100	3,000	51,100
Byron Pond	40,000	8,100	3,000	51,100
Benjamin Virgilio	40,000	7,500	3,000	50,500

The corresponding shares granted with respect to the year-ended December 31, 2009 were as follows:

Name	2009 Annual Award (#)	2009 Third Quarter Fees (#)	2009 Fourth Quarter Pre- Petition Fees (#)	Total (#)
Richard Black	58,823	22,941	3,468	85,232
Garrett Garrettson, Ph.D.	58,823	11,617	3,468	73,908
Phillip Griffiths, Ph.D.	58,823	11,029	3,468	73,320
Marina Hatsopoulos	58,823	11,911	3,468	74,202
Byron Pond	58,823	11,911	3,468	74,202
Benjamin Virgilio	58,823	11,029	3,468	73,320

Under ASC 718, the shares issuable as compensation to the members of the board of directors for the annual restricted share award, annual retainers and individual meeting fees are accounted for as liabilities. Accordingly, amounts ultimately recognized in the Company’s financial statements with respect to these awards are based on the settlement values. The aggregate fair value of restricted share awards granted with respect to the year-ended December 31, 2009, as of the respective settlement date on July 23, 2010, represents the following:

Name	2009 Annual Award ($)	2009 Third Quarter Fees ($)	2009 Fourth Quarter Pre- Petition Fees ($)	Total ($)
Richard Black	135,293	52,764	7,976	196,033
Garrett Garrettson, Ph.D.	-	26,719	7,976	34,695
Phillip Griffiths, Ph.D.	-	25,367	7,976	33,343
Marina Hatsopoulos	-	27,395	7,976	35,371
Byron Pond	135,293	27,395	7,976	170,664
Benjamin Virgilio	-	25,367	7,976	33,343

The corresponding shares settled as of July 23, 2010 were as follows:

Name	2009 Annual Award (#)	2009 Third Quarter Fees (#)	2009 Fourth Quarter Pre- Petition Fees (#)	Total (#)
Richard Black	58,823	22,941	3,468	85,232
Garrett Garrettson, Ph.D.	-	11,617	3,468	15,085
Phillip Griffiths, Ph.D.	-	11,029	3,468	14,497
Marina Hatsopoulos	-	11,911	3,468	15,379
Byron Pond	58,823	11,911	3,468	74,202
Benjamin Virgilio	-	11,029	3,468	14,497

(4)	Each of the directors held 66,526 unvested restricted shares as of December 31, 2009 as follows:

Grant Date	Total Number of Shares Granted to Each Director	Number of Unvested Shares as of 12/31/09	Vesting Schedule	Scheduled Vesting Date(s)
July 24, 2007	4,457	1,485	1/3 annually	July 24, 2010
July 28, 2008	9,328	6,218	1/3 annually	July 28, 2010, July 28, 2011
July 28, 2009	58,823	58,823	1/3 annually	July 28, 2010, July 28, 2011, July 28, 2012

	72,608	66,526

The unvested awards previously granted to Dr. Garrettson, Dr. Griffiths, Ms. Hatsopoulos and Mr. Virgilio were forfeited effective on July 23, 2010 upon the Company’s emergence from its Chapter 11 restructuring. The vesting associated with awards previously granted to Mr. Black was accelerated effective July 23, 2010 upon the Company’s emergence from its Chapter 11 restructuring. Awards previously granted to Mr. Pond continue to vest as originally scheduled, subject to continued service on the date of vesting.

(5)	In 2006, the Company ceased to grant awards of options to purchase shares of the Company’s common stock to non-employee directors. Furthermore, the vesting associated with all outstanding options to purchase shares of the Company’s common stock was accelerated on December 31, 2005. Therefore, the previously unrecognized expense associated with all awards of options to purchase shares of the Company’s common stock was recognized on that date. As of December 31, 2009, the directors held the following outstanding fully vested stock option awards:

Grant Date	Mr. Black	Dr. Garrettson	Dr. Griffiths	Ms. Hatsopoulos	Mr. Pond	Mr. Virgilio
September 21, 2004	10,000	-	10,000	-	10,000	10,000
July 28, 2005	-	40,000	-	40,000	-	-
November 8, 2005	10,000	10,000	10,000	10,000	10,000	10,000

	20,000	50,000	20,000	50,000	20,000	20,000

(6)	The following options and warrants to purchase shares of the Company’s common stock expired unexercised during the year-ended December 31, 2009:

Grant Date	Mr. Black	Dr. Garrettson	Dr. Griffiths	Ms. Hatsopoulos	Mr. Pond	Mr. Virgilio
April 29, 2003	10,000	-	10,000	-	-	10,000

	10,000	-	10,000	-	-	10,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common shares as of September 30, 2010, for: (1) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Company’s outstanding common shares; (2) each of the Company’s current directors; (3) each of the Company’s current Named Executive Officers employed; and (4) all directors and executive officers of the Company as a group, based on information available to the Company as of the filing date of this management proxy circular.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all common shares that they beneficially own, subject to applicable community property laws. All common shares subject to options, warrants or deferred stock units exercisable within 60 days of September 30, 2010 and all restricted shares that vest within 60 days of September 30, 2010 are deemed to be outstanding and beneficially owned by the persons holding those options, warrants, deferred stock units or restricted shares for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Percentage ownership of outstanding shares is based on 100,026,395 common shares outstanding as of September 30, 2010.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2) (17)	Percentage of Common Shares
5% Shareholders
JEC II Associates, LLC (3)	9,138,523	9.14%
68 Mazzeo Drive Randolph, MA 02368

Goldman Sachs Asset Management (4)	8,071,591	8.07%
200 West Street New York, NY 10282

Highbridge Capital Management, LLC (5)	6,021,511	6.02%
40 West 57th Street New York, NY 10019

Tennenbaum Capital Partners, LLC (6)	6,021,508	6.02%
2951 28th Street, Suite 1000 Santa Monica, California 90405

Directors and Executive Officers
Stephen W. Bershad (7)	12,054,469	12.05%

Eugene I. Davis (8) (9)	37,500	*
Dennis J. Fortino (8) (10)	34,723	*

K. Peter Heiland (3) (8) (11)	9,173,246	9.17%
Michael Katzenstein (8)	-	*

Ira J. Lamel (8) (12)	38,889	*

Byron O. Pond (8) (13)	160,094	*

Philippe Brak (14)	31,951	*
Stephen Webb (15)	35,743	*

Anthony Bellantuoni (16)	53,840	*
All Directors and executive officers as a group (10 persons)	21,620,455	21.61%

*	Represents less than 1% of the outstanding common shares.

(1)	Unless otherwise indicated, the address of each shareholder is c/o GSI Group, Inc., 125 Middlesex Turnpike; Bedford, Massachusetts 01730.

(2)	The information provided in this table is based on the Company’s records, information supplied to the Company by its executive officers, directors and principal shareholders and information contained in Schedules 13D and 13G filed with the SEC.

(3)	Pursuant to a Schedule 13D/A filed with the SEC on July 30, 2010, each of JEC II Associates, LLC, Heidi Shippell-Heiland and K. Peter Heiland (i) may be deemed to beneficially own 9,138,523 common shares of the Company and (ii) has shared voting and dispositive power over all 9,138,523 reported common shares. Mr. Heiland is also a director of the Company. Ms. Shippell-Heiland and Mr. Heiland are the managers of JEC II Associates, LLC. The entities and individual listed above disclaim beneficial ownership for any shares which may be deemed beneficially owned by them for purposes of this disclosure except to the extent of their pecuniary interest therein, if any, and the reporting herein of such securities shall not be construed as an admission of beneficial ownership thereof for any other purpose.

(4)	Pursuant to a Schedule 13D/A filed with the SEC on July 27, 2010, Goldman Sachs Asset Management (“GSAM”) and Liberty Harbor I GP, LLC (“LH I GP”) may be deemed to beneficially own indirectly, and Liberty Harbor Master Fund I, L.P. (“Liberty Harbor”) may be deemed to beneficially own directly, 8,071,591 common shares of GSI Group Inc. (the “Company”). Each of GSAM, LH I GP and Liberty Harbor has shared voting and dispositive power over all 8,071,591 reported common shares. The entities listed above disclaim beneficial ownership for any shares which may be deemed beneficially owned by them for purposes of this disclosure except to the extent of their pecuniary interest therein, if any, and the reporting herein of such securities shall not be construed as an admission of beneficial ownership thereof for any other purpose.

(5)	Pursuant to a Schedule 13D/A filed with the SEC on July 26, 2010, each of Highbridge Capital Management, LLC, Highbridge International LLC and Glenn Dubin (i) may be deemed the beneficial owner of 6,021,511 common shares of the Company and (ii) has shared voting and dispositive power over all 6,021,511 reported common shares. The entities and individual listed above disclaim beneficial ownership for any shares which may be deemed beneficially owned by them for purposes of this disclosure except to the extent of their pecuniary interest therein, if any, and the reporting herein of such securities shall not be construed as an admission of beneficial ownership thereof for any other purpose.

(6)

Pursuant to a Schedule 13D/A filed with the SEC on July 26, 2010, Tennenbaum Capital Partners, LLC (“Tennenbaum”) serves as investment advisor to, inter alia, Special Value Opportunities Fund, LLC, Special Value Expansion Fund, LLC, Special Value Continuation Partners, LP and Tennenbaum Opportunities Partners V, LP, which are the record holders of the 6,021,508 common shares of the Company beneficially owned by Tennenbaum. Tennenbaum has the sole voting and dispositive power over all 6,021,508 reported common shares. The entities listed above disclaim beneficial ownership for any shares which may be deemed beneficially owned by them for purposes of this disclosure except to the extent of their pecuniary interest therein, if any, and the reporting herein of such securities shall not be construed as an admission of beneficial ownership thereof for any other purpose.

(7)	Mr. Bershad is the Chairman of the board of directors of the Company. Includes 69,445 deferred stock units, which will convert into an equal number of common shares on the date Mr. Bershad ceases to be a director of the Company.

(8)	Messrs. Davis, Fortino, Heiland, Katzenstein, Lamel and Pond are members of the board of directors of the Company.

(9)	Includes 37,500 deferred stock units, which will convert into an equal number of common shares on the date Mr. Davis ceases to be a director of the Company.

(10)	Includes 34,723 deferred stock units, which will convert into an equal number of common shares on the date Mr. Fortino ceases to be a director of the Company.

(11)	Includes 34,723 deferred stock units, which will convert into an equal number of common shares on the date Mr. Heiland ceases to be a director of the Company.

(12)	Includes 38,889 deferred stock units, which will convert into an equal number of common shares on the date Mr. Lamel ceases to be a director of the Company.

(13)	Includes options to purchase 20,000 common shares that are exercisable within 60 days of September 30, 2010, and 34,723 deferred stock units, which will convert into an equal number of common shares on the date Mr. Pond ceases to be a director of the Company. Excludes 60,023 shares of restricted stock, which are subject to a risk of forfeiture in favor of the Company and for which Mr. Pond does not have voting rights or the right to receive dividends until vested.

(14)	Excludes 8,333 shares of restricted stock, which are subject to a risk of forfeiture in favor of the Company and for which Mr. Brak does not have voting rights or the right to receive dividends until vested.

(15)	Includes options to purchase 10,000 common shares that are exercisable within 60 days of September 30, 2010. Excludes 4,166 shares of restricted stock, which are subject to a risk of forfeiture in favor of the Company and for which Mr. Webb does not have voting rights or the right to receive dividends until vested.

(16)	Excludes 4,166 shares of restricted stock, which are subject to a risk of forfeiture in favor of the Company and for which Mr. Bellantuoni does not have voting rights or the right to receive dividends until vested.

(17)	None of the number of shares listed includes any shares that the shareholder may receive upon the release of the escrow established in connection with the Company’s emergence from bankruptcy.

OTHER MATTERS

Performance Graph

The following graph compares the cumulative total return to stockholders for the Company’s common shares for the period from December 31, 2004 through December 31, 2009 with the NASDAQ Composite Index and the Philadelphia Semiconductor Sector Index. The comparison assumes an investment of $100 is made on December 31, 2004 in the Company’s common shares and in each of the indices and in the case of the indices it also assumes reinvestment of all dividends. The performance shown is not necessarily indicative of future performance.

Directors’ and Officers’ Liability Insurance

At December 31, 2009 and through July 23, 2010, the Company maintained entity and directors’ and officers’ liability insurance in the aggregate principal amount of $27 million subject to a $250,000 deductible per loss for securities claims and $500,000 for all other claims that are indemnifiable by the Company. For claims that are not indemnifiable, there is no deductible. The Company is obligated to pay all deductibles. The insurance policy typically renewed annually in May; however, in May 2009 the Company extended the then-existing policy such that it would expire in November 2009 at a cost of approximately $155,000. In November 2009, the Company extended the directors’ and officers’ liability insurance policy for one year on substantially the same terms at a cost of approximately $362,000. In November 2009, the Company also purchased $10 million of additional A-side director coverage for an additional cost of approximately $90,000.

Upon emergence from bankruptcy on July 23, 2010, the Company purchased a new entity and directors’ and officers’ liability insurance policy in the aggregate principal amount of $20 million and $10 million of additional A-side coverage for non-indemnifiable claims for current officers and directors. The policy is subject to a $250,000 deductible for each indemnifiable loss. For claims that are not indemnifiable, there is no deductible. The Company is obligated to pay all deductibles. The policy expires in July 2011. The premium for this policy was approximately $269,000. This policy does not cover any actions or claims that occurred prior to emergence from bankruptcy.

Indebtedness of Directors and Officers

Since the beginning of the year ended December 31, 2009 there has been no indebtedness to the Company by any director or officer or the family members or associates of any such person, other than amounts owing for purchases, subject to usual trade terms, for ordinary travel and expense advances and for other transactions in the ordinary course of business.

Shareholder Proposals for the 2011 Annual Meeting

Shareholder proposals intended for inclusion in next year’s management proxy circular pursuant to Rule 14a-8 for the 2011 annual meeting of shareholders must be received at the Company’s principal executive offices on or before August 25, 2011. In order to curtail controversy as to the date upon which such written notice is received by the Company, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested.

In the event the date of the 2011 annual meeting of shareholders is changed by more than 30 days from the date of the 2010 annual and special meeting, the Company will inform shareholders of such change and will indicate the new dates by which shareholder proposals must be received.

Householding

The Company’s annual report, including audited financial statements for the fiscal year ended December 31, 2009, is being mailed to you along with this management proxy circular. In order to reduce printing and postage costs, Broadridge Investor Communication Services has undertaken an effort to deliver only one annual report and one management proxy circular to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if Broadridge has received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one annual report and one management proxy circular, the Company will promptly deliver a separate copy of the annual report and the management proxy circular to any shareholder who sends a written request to GSI Group Inc., 125 Middlesex Turnpike, Bedford, Massachusetts 01730, USA, Attention: Investor Relations or who calls our Investor Relations staff at 781-266-5137.

You can also notify Broadridge that you would like to receive separate copies of the Company’s annual report and management proxy circular in the future by writing or calling your bank or broker. Even if your household has received only one annual report and one management proxy circular, a separate proxy form or voting instruction form, as applicable, should have been provided for each shareholder account. Each proxy form or voting instruction form, as applicable, should be signed, dated, and returned in the enclosed self-addressed envelope. If your household has received multiple copies of the Company’s annual report and management proxy circular, you can request the delivery of single copies in the future by completing the enclosed consent, if applicable, or writing or calling Broadridge directly.

Information Concerning the Company

You may obtain the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, the Company’s 2009 audited consolidated financial statements, and additional copies of this document on the Company’s Web site at http://www.gsig.com, or by writing to or calling Investor Relations, GSI Group Inc., 125 Middlesex Turnpike, Bedford, Massachusetts 01730, USA, or 781-266-5137. You may also obtain such documents and additional information about the Company on SEDAR at www.sedar.com or on EDGAR at www.sec.gov. This information is not incorporated by reference into this management proxy circular.

Other Business

The board of directors knows of no business to be brought before the annual and special meeting other than as described in this management proxy circular. If other matters properly come before the shareholders at the meeting, it is the intention of the persons named on the proxy form to vote the shares represented thereby on such matters in accordance with their judgment.

Directors’ Approval

The contents and the sending of this management proxy circular have been approved by the Company’s board of directors.

By Order of the Board of Directors

Michael E. Katzenstein

Principal Executive Officer

Bedford, Massachusetts

October [27], 2010

APPENDIX A

GSI GROUP INC.

2010 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the GSI Group Inc. 2010 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of GSI Group Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1       “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2       “Affiliate” shall mean (a) Subsidiary; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Subsidiary.

2.3       “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4       “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Deferred Stock Unit award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.5       “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6       “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.7       “Board” shall mean the Board of Directors of the Company.

2.8       “Change in Control” shall mean and includes any of the following which occurs on or following the Effective Date:

(a)       A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)       During any 12 month period beginning on or following the Effective Date, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or Section 2.8(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)       The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)       Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)       After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)       The Company’s stockholders approve a liquidation or dissolution of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.9       “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.10       “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 12.1.

2.11       “Common Stock” shall mean the common shares of the Company, and such other securities as may be substituted for Common Stock pursuant to Article 13.

2.12       “Company” shall mean GSI Group Inc., a company organized under the laws of the Province of New Brunswick, Canada (and any successor thereof).

2.13       “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.14       “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.15       “Deferred Stock” shall mean a right to receive Shares awarded under Section 9.4.

2.16       “Deferred Stock Unit” shall mean a right to receive Shares awarded under Section 9.5.

2.17       “Director” shall mean a member of the Board, as constituted from time to time.

2.18       “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.19       “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.20       “Effective Date” shall mean the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders.

2.21       “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.22       “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

2.23       “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.24       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.25       “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)       If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)       If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)       If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.26       “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.27       “Holder” shall mean a person who has been granted an Award.

2.28       “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.29       “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.30       “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

2.31       “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.32       “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.33       “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.34       “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.

2.35       “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.36       “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a)       The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; and (xxiii) economic value, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b)       The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.37       “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.

2.38       “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.39       “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

2.40       “Plan” shall mean this GSI Group Inc. 2010 Incentive Award Plan, as it may be amended or restated from time to time.

2.41       “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.42       “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.43       “Restricted Stock Units” shall mean the right to receive Shares awarded under Section 9.6.

2.44       “Securities Act” shall mean the Securities Act of 1933, as amended.

2.45       “Shares” shall mean shares of Common Stock.

2.46       “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10.

2.47       “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

2.48       “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.49       “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.50       “Termination of Service” shall mean:

(a)       As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b)       As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

(c)       As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1       Number of Shares.

(a)       Subject to Section 13.2 and Section 3.1(b), the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 8,695,841.

(b)       If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)       Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

3.2       Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock or Common Stock purchased on the open market.

3.3       Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 3,260,940 and the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards payable in cash shall be $2,500,000.

ARTICLE 4.

GRANTING OF AWARDS

4.1       Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2       Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3       Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4       At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5       Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws rules, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6       Non-Employee Director Awards. The Administrator may, in its discretion, provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written non-discretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its discretion.

4.7       Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS

PERFORMANCE-BASED COMPENSATION.

5.1       Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2       Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3       Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, and any Performance Awards described in Article 9 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4       Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.5       Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the

Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6       Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1       Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2       Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

6.3       Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4       Option Term. The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5       Option Vesting.

(a)       The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b)       No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

6.6       Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7       Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1       Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2       Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)       A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b)       Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)       In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d)       Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and 11.2.

7.3       Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1       Award of Restricted Stock.

(a)       The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b)       The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2       Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

8.3       Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4       Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. The Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5       Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in it sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

8.6       Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED

STOCK, DEFERRED STOCK UNITS, STOCK PAYMENTS, RESTRICTED STOCK

UNITS

9.1       Performance Awards.

(a)       The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards may be paid in cash, Shares, or both, as determined by the Administrator.

(b)       Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

9.2       Dividend Equivalents.

(a)       Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(b)       Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3       Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4       Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may (but is not required to be) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award has been issued to the Holder.

9.5       Deferred Stock Units. The Administrator is authorized to grant Deferred Stock Units to any Eligible Individual. The number of Deferred Stock Units shall be determined by the Administrator and may (but is not required to be) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Each Deferred Stock Unit shall entitle the Holder thereof to receive one share of Common Stock on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to be) be the date of the Holder’s Termination of Service). Shares underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award has been issued to the Holder.

9.6       Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code. Restricted Stock Units may be paid in cash, Shares, or both, as determined by the Administrator. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

9.7       Term. The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Deferred Stock Unit award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.8       Exercise or Purchase Price. The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award or Deferred Stock Unit award; provided, however, that value of the consideration shall not be less than the par value, if any, of a Share, unless otherwise permitted by applicable law.

9.9       Exercise upon Termination of Service. A Performance Award, Dividend Equivalent award, Deferred Stock award, Deferred Stock Unit award, Stock Payment award and/or Restricted Stock Unit award is exercisable or distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Stock award, Deferred Stock Unit award, Stock Payment award and/or Restricted Stock Unit award may be exercised or distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

AWARD OF STOCK APPRECIATION RIGHTS

10.1       Grant of Stock Appreciation Rights.

(a)       The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b)       A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c)       Notwithstanding the foregoing provisions of Section 10.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

10.2       Stock Appreciation Right Vesting.

(a)       The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b)       No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

10.3       Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)       A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b)       Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c)       In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

10.4       Stock Appreciation Right Term. The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right term. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

10.5       Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1       Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2       Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3       Transferability of Awards.

(a)       Except as otherwise provided in Section 11.3(b):

(i)       No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii)       No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii)       During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b)       Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

(c)       Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator prior to the Holder’s death.

11.4       Conditions to Issuance of Shares.

(a)       Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)       All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c)       The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)       No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e)       Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5       Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder).

11.6       Prohibition on Repricing. Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 12.

ADMINISTRATION

12.1       Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

12.2       Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 13.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3       Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4       Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a)       Designate Eligible Individuals to receive Awards;

(b)       Determine the type or types of Awards to be granted to each Eligible Individual;

(c)       Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)       Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)       Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)       Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)       Decide all other matters that must be determined in connection with an Award;

(h)       Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)       Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(j)       Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

12.5       Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.6       Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1       Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (a) increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan, or (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

13.2       Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)       In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, and adjustments of the Award Limit,); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b)       In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)       To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii)       To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)       To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)       To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v)       To provide that the Award cannot vest, be exercised or become payable after such event.

(c)       In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

(i)       The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii)       The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, and adjustments of the Award Limit). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d)       The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(e)       With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(f)       The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g)       No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(h)       In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

13.3       Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval, provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no shares of Common Stock shall be issued pursuant thereto prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

13.4       No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.

13.5       Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6       Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7       Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13.8       Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.9       Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the Commonwealth of Massachusetts without regard to conflicts of laws thereof or of any other jurisdiction.

13.10       Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

13.11       No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

13.12       Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

13.13       Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14       Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.15       Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of GSI Group Inc. on October [    ], 2010.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of GSI Group Inc. on [            ], 2010.

Executed on this [        ] day of [            ], 2010.

Officer of the Company

APPENDIX B

1-Nameof Corporation - Raison sociale de la corporation	2-CorporationNo.-Numéro de la corporation
GSI GROUP INC.
508971

3-Thearticles of the above-mentioned corporation are amended as follows:	Les statuts de la corporation mentionnée ici sont modifiés comme suit:

The issued and outstanding common shares in the capital of the Corporation are consolidated by changing every [2/3/4/5] [Note: the consolidation ratio shall be determined by the Board of Directors prior to filing] issued and outstanding common shares into one (1) common share provided however that no fractional shares shall be issued and holders of common shares who, upon such consolidation, would otherwise be issued a fractional common share will be entitled to have such fractional common share rounded up and shall receive a full common share in respect thereof.

Date	Signature	Description of Office - Description du bureau
FOR DEPARTMENTAL USE ONLY RÉSERVÉ AU SEUL USAGE DU MINISTÉRE		Filed -Déposé

SN0250/440307 / 45-5031 (1/09)

B-1

GSI GROUP INC.
9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com
MR SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X 9X9	Security Class 123

Holder Account Number

Preliminary Form of Proxy - Annual and Special Meeting of Shareholders to be held on November 23, 2010

This Form of Proxy is solicited by and on behalf of the Board of Directors of GSI Group Inc.

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted FOR Proposals 1, 2 and 3.

6.	The securities represented by this proxy will be voted in favour or voted against or abstained from voting each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of such other matters that may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors, at present, knows of no other business to be presented at the meeting.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 1:00 pm, Eastern Time, on November 19, 2010.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone.	• Go to the following web site: www.investorvote.com
1-866-732-VOTE (8683) Toll Free

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER    123456789012345

00RNFA	CPUQC01.E.INT/000001/i1234

Appointment of Proxyholder
The undersigned shareholder of GSI Group Inc. (the “Company”) hereby appoints Glenn E. Davis, Principal Financial Officer or, failing him, Anthony Bellantuoni, Vice President, Corporate Resources	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, FOR Proposals 1, 2 and 3) at the Annual and Special Meeting of Shareholders to be held at Latham & Watkins LLP, 885 Third Avenue, New York, New York, 10022-4834 on Tuesday, November 23, 2010 at 1:00 p.m. (EST) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

	For	Against	Abstain
1. Appointment of Auditors
To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐

	For	Against	Abstain
2. Approval of Incentive Award Plan
To approve the GSI Group Inc. 2010 Incentive Award Plan.	☐	☐	☐

	For	Against	Abstain
3. Approval of Reverse Stock Split
To approve an amendment to the Company’s Articles to effect a reverse stock split of our common shares by a ratio of 1-for-2, 1-for-3, 1-for-4 or 1-for-5, with the exact ratio to be determined by our board of directors in its discretion, and to authorize our board of directors to implement the reverse stock split at any time prior to February 23, 2011 by filing an amendment to our Articles.	☐	☐	☐

Authorized Signature(s) – This section must be completed for your instructions to be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted FOR Proposals 1, 2 and 3.		/ /

Interim Financial Statements – Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐	Annual Financial Statements – Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.